Exhibit 10.1

 EXECUTION VERSION

Asset Purchase Agreement

by and among

National Holdings Corporation

and

The Williams Financial Group, Inc.

WFG Investments, Inc.

WFG Advisors, LP

WFG Strategic Alliance, Inc.

Advisory Marketing Services, LLC

WFG Management Services, Inc.

Dated as of March 10, 2017

TABLE OF CONTENTS

1.	DEFINITIONS; CERTAIN RULES OF CONSTRUCTION		1

2.	PURCHASE AND SALE OF ACQUIRED ASSETS		8

	2.1.	Acquired Assets	8
	2.2.	Excluded Assets	10
	2.3.	Assumed Liabilities	10
	2.4.	Liabilities Not Assumed	10
	2.5.	Purchase Price	12
	2.6.	Contingent Payments	12
	2.7.	Closing	14
	2.8.	Allocation of Purchase Price	15
	2.9.	Payment Amount Dispute Process	15

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLERS		16

	3.1.	Organization	16
	3.2.	Authorization	16
	3.3.	Capitalization	16
	3.4.	Noncontravention	17
	3.5.	Brokers’ Fees	17
	3.6.	Title to Assets	17
	3.7.	Financial Statements, etc	17
	3.8.	Absence of Changes; Operations in Ordinary Course	18
	3.9.	Undisclosed Liabilities	18
	3.10.	Taxes	19
	3.11.	Title to Assets; Real Estate	19
	3.12.	Conformity with Law, etc	20
	3.13.	Benefit Plans	20
	3.14.	Labor Relations	22
	3.15.	Intellectual Property	22
	3.16.	Environmental Matters	23
	3.17.	Contracts	23
	3.18.	Payments to Intermediaries	23

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	3.19.	Transactions with Affiliated Persons	23
	3.20.	No Illegal Payments, etc	24
	3.21.	Litigation	24
	3.22.	Outstanding Indebtedness and Subsidiaries	24
	3.23.	Consents	24
	3.24.	Regulatory Matters	24
	3.25.	Governmental Authority Investigations or Penalties	24
	3.26.	Full Disclosure	25

4.	REPRESENTATIONS AND WARRANTIES OF PURCHASER		25

	4.1.	Organization	25
	4.2.	Authorization	25
	4.3.	Capitalization	26
	4.4.	Noncontravention	26
	4.5.	Conformity with Law, etc	26
	4.6.	Brokers’ Fees	26
	4.7.	Litigation	26
	4.8.	Valid Issuance of Share Consideration	27
	4.9.	Material Adverse Effect	27

5.	CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER		27

	5.1.	Representations and Warranties	27
	5.2.	Performance of Obligations	27
	5.3.	Injunctions, etc	27
	5.4.	Consents Under Contracts	27
	5.5.	Governmental Approvals	27
	5.6.	No Material Adverse Effect	28
	5.7.	Enforcement or Other Action	28
	5.8.	Minimum Revenues	28
	5.9.	FIRPTA	28
	5.10.	Officer’s Certificate	28
	5.11.	Non-Competition Agreement	28
	5.12.	Assignment Agreements	28
	5.13.	Secretary’s Certificate	28

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS		29

	6.1.	Representations and Warranties	29

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	6.2.	Performance of Obligations	29
	6.3.	Injunctions, etc	29
	6.4.	Governmental Approvals	29
	6.5.	No Material Adverse Effect	29
	6.6.	Officers’ Certificate	29
	6.7.	Assignment Agreement	29
	6.8.	Enforcement or Other Action	30

7.	COVENANTS OF THE PARTIES		30

	7.1.	Payment to Sellers’ Broker Representatives	30
	7.2.	Access to Premises and Information	30
	7.3.	Conduct of Business of Sellers Prior to Closing	30
	7.4.	Notice of Developments	30
	7.5.	Employees	31
	7.6.	Exclusivity	31
	7.7.	Restrictive Covenants	31
	7.8.	Business Records	33
	7.9.	Consents	33
	7.10.	Regulatory and Other Authorizations and Consents	33
	7.11.	Transfer Taxes	34
	7.12.	Payment of Receivables, etc	34
	7.13.	Employee Plans	34
	7.14.	Continuing Insurance Obligations	34
	7.15.	Sublease	34
	7.16.	Further Assurances	34

8.	INDEMNIFICATION		35

	8.1.	Survival of Representations, Warranties, Covenants and Indemnities	35
	8.2.	Indemnity by Sellers	36
	8.3.	Indemnity by Purchaser	37
	8.4.	Matters Involving Third Parties	37
	8.5.	Procedures for Resolution of Claims for Indemnification	39
	8.6.	Limitations on Indemnification	41
	8.7.	Right of Setoff	42

9.	MISCELLANEOUS		42

	9.1.	Notices	42

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9.2.	Expenses of Transaction	43
9.3.	Entire Agreement	43
9.4.	Assignment	43
9.5.	Governing Law, etc	43
9.6.	Waiver of Various Matters	44
9.7.	Counterparts	44
9.8.	Headings	44
9.9.	Specific Performance	44
9.10.	Severability; Remedies Cumulative	45
9.11.	Waiver; Amendment	45
9.12.	No Third Party Beneficiaries	45
9.13.	Termination	45
9.14.	Effect of Termination and Abandonment	46

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List of Schedules

Schedule 2.1(a)	Tangible Personal Property
Schedule 2.1(d)	Licenses, Permits, Authorizations, Etc.
Schedule 2.1(e)	Intellectual Property
Schedule 2.1(f)	Contracts
Schedule 2.1(j)	Telephone Numbers
Schedule 2.2	Excluded Assets
Schedule 3.3	Capitalization
Schedule 3.4	Noncontravention
Schedule 3.5	Broker’s Fees
Schedule 3.7	Financial Statements
Schedule 3.8(b)	Operations in the Ordinary Course
Schedule 3.11	Leases
Schedule 3.12	Conformity with Law
Schedule 3.13(a)	Employee Plans
Schedule 3.13(e)	Severance, Etc.
Schedule 3.14	Employees of Seller
Schedule 3.15(a)	Intellectual Property
Schedule 3.15(b)	Licenses
Schedule 3.17(a)	Contracts
Schedule 3.18	Payments to Intermediaries
Schedule 3.19	Transactions with Affiliated Persons of Seller
Schedule 3.21	Litigation
Schedule 5.11(a)	Confidentiality, Non-Competition and Non-Solicitation Agreements
Schedule 5.11(b)	Confidentiality and Non-Solicitation Agreements

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List of Exhibits

Exhibit A	Calculation of Earn-Out Payment
Exhibit B	Form of Assignment and Assumption Agreement
Exhibit C	Form of Trademark Assignment Agreement
Exhibit D	Form of Bill of Sale
Exhibit E	Form of Confidentiality, Non-Competition and Non-Solicitation Agreements
Exhibit F	Form of Confidentiality and Non-Solicitation Agreements

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of March 10, 2017 by and among National Holdings Corporation, a Delaware corporation (“Purchaser”), The Williams Financial Group, Inc., a Texas corporation (“WFG”), WFG Investments, Inc., a Texas corporation, WFG Advisors, LP, a limited partnership organized under the laws of Texas, WFG Strategic Alliance, Inc., a Texas corporation, Advisory Marketing Services, LLC, a Texas limited liability company, and WFG Management Services, Inc., a Texas corporation (each a “Seller” and, collectively with WFG, the “Sellers”). Purchaser and Sellers shall be referred to as a “Party” and together the “Parties”.

WHEREAS, Purchaser desires to purchase from Sellers, and each Seller desires to sell to Purchaser, certain specified assets relating to the business of such Seller, subject to the assumption by Purchaser of certain specified liabilities of Sellers, in each case as set forth in this Agreement and on the other terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.	DEFINITIONS; CERTAIN RULES OF CONSTRUCTION.

Certain capitalized terms are used in this Agreement with the specific meanings defined below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term “Section” refers to sections of this Agreement; (b) the capitalized term “Schedule” refers to schedules to this Agreement; (c) the capitalized term “Exhibit” refers to exhibits to this Agreement; (d) references to a particular Section include all subsections thereof; (e) the word “including” shall be construed as “including without limitation;” (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect; (g) words in the singular or plural form include the plural and singular form, respectively; (h) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement; and (i) references to “the date hereof” mean the date first set forth above.

“Acquired Assets” has the meaning set forth in Section 2.1.

“Affiliated Persons” means any other Persons that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreed Claims” has the meaning set forth in Section 8.5(d).

“Agreement” has the meaning set forth in the Recitals.

“Arbitrator” has the meaning set forth in Section 2.9(b).

“Assignment and Assumption Agreement” has the meaning set forth in Section 2.7(a).

“Assumed Liability” has the meaning set forth in Section 2.3.

“Bill of Sale” has the meaning set forth in Section 2.7(a).

“Business” means the business, assets (including intangible assets), prospects, financial condition and operations of the Sellers.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which banks in the State of New York are required to close.

“Change of Control” means, with respect to any Person:

(a) any sale or transfer of 50% or more of the assets of such Person to any Person who is not an affiliate (as defined in Rule 144(a)(1) promulgated under the Securities Act) of such Person;

(b) any sale or transfer of securities representing 50% or more of the outstanding voting power of, or economic interests in, such Person to any Person who is not an affiliate (as defined in Rule 144(a)(1) promulgated under the Securities Act) of such Person; or

(c) any consolidation, merger or other business combination of such Person into any other corporation or entity, whether or not such Person is the entity surviving such transaction, if, immediately after giving effect to such transaction (and all other transactions related thereto or contemplated thereby), the security holders of such Person, and the Affiliated Persons of the security holders of such Person, in each case immediately prior to such transaction do not collectively own, directly or indirectly, securities representing more than 50% of the outstanding voting power of, or economic interests in, the surviving corporation or entity.

For avoidance of doubt, the transfer of the Purchaser’s ownership among employees or current equityholders of Purchaser shall not result in or constitute a Change of Control.

“Charter Documents” has the meaning set forth in Section 3.1.

“Closing” has the meaning set forth in Section 2.7.

“Closing Date” has the meaning set forth in Section 2.7.

“Closing Payment” has the meaning set forth in Section 2.5.

“COBRA” has the meaning set forth in Section 2.4(i).

“Code” means the Internal Revenue Code of 1986, as amended.

“Contingent Payments” means, collectively, all Earn-Out Payments and Synergy Payments paid pursuant to this Agreement.

“Competing Business” means any business that competes with the business of Purchaser. Without in any way limiting the breadth or generality of this definition, the parties agree that a Competing Business shall include any business providing broker-dealer services.

“Confidential Information” has the meaning set forth in Section 7.7(c).

“Contracts” has the meaning set forth in Section 2.1(f).

“Dispute Notice” has the meaning set forth in Section 2.9(a).

“Earn-Out Payment” has the meaning set forth in Section 2.6(a).

“Employee” means each employee of a Seller immediately prior to the Closing.

“Employee Plan” means any plan, program, agreement, policy or arrangement, whether covering a single individual or group of individuals, and whether or not reduced to writing, that is: (i) a Welfare Plan; (ii) an employee pension benefit plan within the meaning of Section 3(2) of ERISA; (iii) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan; or (iv) any other deferred compensation, retirement, welfare benefit, bonus, incentive or fringe benefit plan or arrangement.

“Environmental Laws” means all applicable federal, state, foreign or local laws, all common law, or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.

“Excess Revenue” has the meaning set forth in Section 2.6(a).

“Excluded Assets” has the meaning set forth in Section 2.2.

“Financial Statements” has the meaning set forth in Section 3.7.

“GAAP” means generally accepted accounting principles, applied by the applicable Person on a basis consistent with the application thereof by such Person in preceding years and throughout the periods involved.

“Hazardous Substance” means a “hazardous substance” as defined in 42 U.S.C. § 9601(14) and any oil, gasoline or other petroleum-based substance.

“Indemnification Certificate” has the meaning set forth in Section 8.5(a).

“Indemnified Party” has the meaning set forth in Section 8.4(a).

“Indemnifying Party” means:

(a) with respect to any claim for indemnification made by any Purchaser Indemnified Party pursuant to Section 8, each Seller; and

(b) with respect to any claim for indemnification made by any Seller Indemnified Party pursuant to Section 8, Purchaser.

“Insurance Policies” means the policy of directors’ and officers’ liability insurance maintained by each Seller and in effect as of the date of this Agreement.

“Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos and trade names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights and (g) all copies and tangible embodiments thereof (in whatever form or medium).

“Laws and Regulations” and “Laws or Regulations” means all federal, state, local (including common law) laws, rules, regulations, constitutions, treaties, statutes and ordinances, codes, directives, writs, injunctions, settlements, decrees, judgments or orders with respect to the business conducted by any Person whether legislatively, judicially or administratively promulgated (including any Environmental Law).

“Leases” has the meaning set forth in Section 3.11(b).

“Lien” means any mortgage, pledge, lien, security interest, charge, claim, equitable interest, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term “Lien” shall not include: (a) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (b) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the uses of real property if the same do not materially impair the use of such property as currently conducted, (c) the ownership interests of the lessor or licensor of leased assets or licensed Intellectual Property and liens on the ownership interests of the lessor or licensor in such leased assets or licensed Intellectual Property, (d) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (e) deposits or pledges made in connection with, or to secure payment of, worker’s compensation, unemployment insurance, old age pension programs mandated under applicable laws or other social security regulations and (f) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, in each case which secure obligations to the extent that payment thereof is not in arrears or otherwise due, and in the case of each of the foregoing clauses (a) through (f), which have been incurred in the Ordinary Course of Business.

“Losses” means liabilities, obligations, damages, diminutions in value, dues, assessments, Taxes, losses, fines, penalties, expenses, fees, costs and amounts paid in settlement (including reasonable attorneys’ and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action) arising out of any claim, damages, complaint, demand, cause of action, audit, judgment, Lien, injunction, charge, order, decree, ruling, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter.

“Material Adverse Effect” means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect (a) is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), prospects, reputation, legal compliance status, financial condition or results of operations of Seller, the Acquired Assets, the Business or Purchaser, as applicable, or (b) is or is reasonably likely to materially delay or prevent the consummation of the transactions contemplated hereby. Changes in general economic condition shall not constitute a Material Adverse Effect unless such changes have had or would be reasonably likely to have a disproportionate impact on the business, assets (including intangible assets), prospects, reputation, legal compliance status, financial condition or results of operations of Seller, the Acquired Assets, the Business or Purchaser, as applicable, relative to other industry participants.

“Minimum Cash Payment” has the meaning set forth in Section 2.5.

“Most Recent Balance Sheet” means the consolidated balance sheet of Sellers as of December 31, 2016.

“Multiemployer Plan” has the meaning set forth in Section 3.13(c).

“Nonassignable Assets” has the meaning set forth in Section 2.1.

“Ordinary Course of Business” means the ordinary course of business, consistent with past practice and custom (including with respect to quantity and frequency).

“Outstanding Indebtedness” means any indebtedness other than payables incurred in the Ordinary Course of Business.

“Payment Statement” has the meaning set forth in Section 2.6(d)(1).

“Person” means an individual, a partnership, a corporation, an association, a limited liability company, a limited partnership, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

“Purchaser” has the meaning set forth in the Recital.

“Purchaser Affiliate” means an entity that controls, is controlled by or under common control with Purchaser.

“Purchaser’s Ancillary Documents” means the Assignment and Assumption Agreement, the Trademark Assignment Agreement, the Bill of Sale, any certificate delivered by Purchaser pursuant to Section 6.6, and any other document that is determined by Purchaser and Sellers to be a Purchaser’s Ancillary Document.

“Purchaser’s Charter Documents” has the meaning set forth in Section 4.2.

“Purchaser’s Knowledge” shall mean the actual knowledge of each of Jay Israel, David Levine and Glenn Worman.

“Purchaser Indemnified Parties” has the meaning set forth in Section 8.2(a).

“Purchase Price” has the meaning set forth in Section 2.5.

“Records” has the meaning set forth in Section 7.1.

“Related Entity” has the meaning set forth in Section 3.13(a).

“Restricted Period” means the period commencing after/at the Closing Date and for five (5) years thereafter.

“Retained Liabilities” has the meaning set forth in Section 2.4.

“Revenue Shortfall” has the meaning set forth in Section 2.6(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Indemnified Parties” has the meaning set forth in Section 8.3(a).

“Seller” has the meaning set forth in the preamble to the Agreement.

“Seller Plan” has the meaning set forth in Section 3.13(a).

“Sellers’ Ancillary Documents” means the Assignment and Assumption Agreement, the Trademark Assignment Agreement, the Bill of Sale, all Schedules provided pursuant to this Agreement, any certificate delivered by Sellers pursuant to Sections 5.10 and 5.13 and any other document that is determined by Purchaser and Sellers to be a Sellers’ Ancillary Document.

“Sellers’ Knowledge” means the actual knowledge of each of David Williams, Claude Connelly, and Wilson Williams.

“Share Consideration” means a number of shares of Purchaser’s common stock or equivalents equal to (a) the cash amount otherwise payable to Sellers or Sellers’ broker representatives, as the case may be, divided by (b) the closing price of one share of common stock or equivalent as of the close of business on the Business Day immediately prior to the payment date; provided, however, that at any time Purchaser’s common stock is no longer listed, or eligible to be listed, on an established exchange, or at any time Purchaser is unable to otherwise issue Purchaser’s common stock to Sellers or Sellers’ broker representatives, as the case may be, Share Consideration means cash in immediately available funds.

“Subsidiary” means with respect to any Person, (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, “voting stock” means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

“Synergy Payment” has the meaning set forth in Section 2.6(b).

“Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including Federal Insurance Contributions Act (FICA)), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with a Tax authority with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax and all federal, state, local and foreign returns, reports and similar statements.

“Third Party Claim” has the meaning set forth in Section 8.4(a).

“Trademark Assignment Agreement” has the meaning set forth in Section 2.7(a).

“Transaction” has the meaning set forth in Section 7.6.

“Treasury Regulations” means the regulations promulgated under the Code.

“Welfare Plan” means an employee welfare benefit plan within the meaning of Section 3(1) of ERISA.

“Written Licenses” has the meaning set forth in Section 3.15(b).

2.	PURCHASE AND SALE OF ACQUIRED ASSETS.

2.1.               Acquired Assets. Each Seller agrees to sell and transfer to Purchaser, and Purchaser agrees to purchase from such Seller, at the Closing, subject to and upon the terms and conditions contained herein, free and clear of any Lien, the following properties and assets of such Seller to the extent such properties and assets exist as of the Closing Date other than the Excluded Assets (collectively, the “Acquired Assets”):

(a)     all tangible personal property (such as equipment, computers, computer software, supplies and furniture) listed on Schedule 2.1(a);

(b)     all customer, client and mailing lists of Sellers;

(c)     all files related to customer accounts serviced by Sellers or any of Sellers’ affiliates;

(d)     all rights of Sellers under the licenses, permits, authorizations, orders, registrations, certificates, variances, approvals, consents and franchises (including the registrations and licenses of all registered representatives, investment advisor representatives and insurance agents) set forth on Schedule 2.1(d) and any pending applications thereto; but excluding any licenses, permits, authorizations, orders, registrations, certificates, variances, approvals, consents and franchises and pending applications that are not transferable by Law and Regulation;

(e)     the Intellectual Property set forth on Schedule 2.1(e), including the goodwill associated therewith, licenses and sublicenses granted in respect thereto and rights thereunder, remedies against infringements thereof and rights to protection of interest therein;

(f)     all rights of Sellers under any contracts, indentures, mortgages, purchase orders, the Leases, instruments, Liens, guaranties and other agreements relating to the Business, including those set forth on Schedule 2.1(f) (collectively, the “Contracts”);

(g)     all claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment of Sellers to the extent related to any of the other Acquired Assets;

(h)     all business and financial records (other than the Tax records), books (other than the corporate minute books), ledgers (other than the corporate stock ledger), files, plans, documents, correspondence, lists, notebooks, creative materials, advertising and promotional materials, marketing materials, studies, reports, equipment repair, maintenance or service records, in each case whether written or electronically stored or otherwise recorded;

(i)     all rights of WFG to the use of the name “The Williams Financial Group, Inc.,” and each other name, including each trade name, under which Sellers conduct the Business; and

(j)     all rights of Sellers to the telephone numbers listed on Schedule 2.1(j).

Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Acquired Asset which by its terms or by Laws and Regulations is nonassignable without the consent of a third party or a governmental agency or body or is cancelable by a third party in the event of an assignment or purported assignment (“Nonassignable Assets”) unless and until such consent shall have been obtained. To the extent permitted by applicable Laws and Regulations, in the event consents to the assignment of an Acquired Asset cannot be obtained, such Nonassignable Assets shall not be assigned and transferred by Sellers to Purchaser at the Closing and instead shall be held, as of and from the Closing Date, by Sellers in trust for Purchaser. As of and from the Closing Date, the covenants and obligations thereunder shall be performed by Purchaser in such Seller’s name and all benefits and obligations existing thereunder shall be for Purchaser’s account. Each Seller shall take or cause to be taken at Purchaser’s expense such actions in such Seller’s name or otherwise as Purchaser may reasonably request so as to provide Purchaser with the benefits of the Nonassignable Assets (provided, however, Sellers shall not be required to incur any costs or agree to any material undertakings therewith) and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets. Each Seller shall promptly pay over to Purchaser all money or other consideration received by such Seller after the Closing Date in respect of all Nonassignable Assets. As of and from the Closing Date, each Seller authorizes Purchaser, to the extent permitted by applicable Laws and Regulations and the terms of the Nonassignable Assets, at Purchaser’s expense, to perform all the obligations and receive all the benefits of such Seller under the Nonassignable Assets and Purchaser shall perform all such obligations.

2.2.          Excluded Assets. Notwithstanding anything in this Agreement to the contrary, there shall be excluded from the Acquired Assets to be sold, assigned, transferred, conveyed and delivered to Purchaser hereunder and there shall be retained by each Seller all right, title and interest of such Seller in and to (a) the assets and properties not identified in Section 2.1, (b) the assets and properties identified on Schedule 2.2, and (c) any benefits related to the Retained Liabilities (collectively, the “Excluded Assets”).

2.3.          Assumed Liabilities. On the terms and subject to the conditions set forth herein and except as contemplated by Section 2.4, from and after the Closing, Purchaser will assume and satisfy or perform when due the following specified liabilities of Sellers (the “Assumed Liabilities”), but no others: all liabilities of Sellers arising after the Closing Date under the Contracts that are assigned to Purchaser at the Closing, except for such liabilities to the extent they (a) arise from any breach or default occurring on or prior to the Closing Date, (b) relate to any Excluded Assets, or (c) are identified in Section 2.4. Purchaser is not assuming, and shall not be deemed to have assumed, any liabilities of Sellers other than the Assumed Liabilities specifically described above. No assumption by Purchaser of any Assumed Liabilities shall relieve or be deemed to relieve Sellers from any obligation or liability under this Agreement with respect to any representations or warranties made by Sellers to Purchaser.

2.4.          Liabilities Not Assumed. Notwithstanding anything in this Agreement to the contrary, Purchaser is not assuming, and will not perform or satisfy, any liabilities not specifically described in Section 2.3 as being assumed by Purchaser, including any of the following (collectively, the “Retained Liabilities”):

(a)     Any Taxes of any Seller (including of any Subsidiary), whether or not relating to the Business or the Acquired Assets and whether or not incurred prior to the Closing;

(b)     Taxes attributable to the period prior to the Closing in respect of the Acquired Assets, whether or not payable prior to the Closing;

(c)     Taxes arising in connection with the consummation of the transactions contemplated hereby (including any income Taxes arising because Sellers are transferring the Acquired Assets and excluding any Taxes of Purchaser);

(d)     Taxes of any Person for which any Seller is liable, including Taxes imposed on a Seller under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise;

(e)     any liability of a Seller to indemnify any Person, including any other Seller, by reason of the fact that such Person was a director, officer, employee or agent of such Seller or was serving at the request of such Seller as a partner, trustee, director, officer, employee or agent of another Person;

(f)     any liability of a Seller arising as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time in respect of anything done, suffered to be done or omitted to be done by Sellers, or any of the directors, officers, employees or agents of any Seller acting in such capacity on behalf of such Seller;

(g)     any liability of Sellers incurred in connection with this Agreement, the making or performance of this Agreement and the transactions contemplated by this Agreement;

(h)     any liability relating to or arising out of services rendered by a Seller;

(i)     any liability under any Seller Plan or other liability of a Seller for making payments or providing benefits of any kind to such Seller’s employees or former employees (including (i) as a result of the sale of the Acquired Assets or as a result of the termination of any Employee’s employment with such Seller, (ii) any obligation to provide former employees so-called COBRA continuation coverage (“COBRA”) to the extent such COBRA continuation coverage is not available under the health care plans of a Seller or under replacement plans with the same insurers on substantially similar terms, (iii) any liability or obligation in respect of medical and other benefits for existing retirees, (iv) any liability or obligation in respect of existing work-related employee injuries or worker’s compensation claims and (v) any liability of a Seller pursuant to Section 7.4);

(j)     any liability pertaining to a Seller or a Seller’s business and arising out of or resulting from noncompliance on or prior to the Closing Date with any Laws and Regulations;

(k)     any liability of a Seller under any Contract not referred to on Schedule 2.1(f);

(l)     any liability of a Seller relating to or arising out of any Excluded Assets;

(m)     any liability of a Seller relating to or arising out of any Outstanding Indebtedness of Seller that is not an Assumed Liability;

(n)     any liability of a Seller relating to or arising out of any fact, event or condition existing or occurring on or prior to the Closing Date which constitutes a violation of, or gives rise to a duty to remediate under, any Environmental Law and which occurred or occurs on any real property, regardless of whether such Seller has any ownership or leasehold interest in such real property on the Closing Date, and without limit as to point of time, knowledge or amount (including any liability or obligation relating to any Hazardous Substance (i) generated, used, stored, disposed of or released at any property or facility owned or leased by Seller or any of their Affiliated Persons at any time on or prior to the Closing Date, (ii) released from or in connection with any property or facility owned or leased by Seller or any of its Affiliated Persons at any time on or prior to the Closing Date or (iii) generated, used, stored, disposed of or released in connection with the operations of Seller on or prior to the Closing Date); and

(o)     any liability for transfer or similar Taxes incurred as a result of the purchase and sale of the Acquired Assets.

2.5.          Purchase Price. Upon the terms and subject to the conditions of this Agreement, Sellers shall sell, transfer, assign, convey and deliver to Purchaser or its designee, and Purchaser, or its designee, shall purchase and accept from Sellers, the Acquired Assets and Assumed Liabilities for an aggregate amount (the “Purchase Price”) comprised of: (a) $2,300,000.00 (the “Closing Payment”), at least $1,000,000.00 of which (the “Minimum Cash Payment”) shall be payable in immediately available funds, and (b) any Contingent Payments payable in accordance with Section 2.6. Except for the Minimum Cash Payment, all payments of Purchase Price (whether at the Closing or thereafter) may consist in whole or in part of Share Consideration at Purchaser’s sole discretion.

2.6.          Contingent Payments.

(a)     Calculation of Earn-Out Payment. Purchaser shall pay Sellers an Earn-Out Payment if the amount of Revenue for any Measurement Period is equal to or in excess of the Applicable Revenue Target for such Measurement Period. For any given Measurement Period, Revenue in excess of the Applicable Revenue Target for such Measurement Period (“Excess Revenue”) shall be carried forward and included in the calculation of Revenue for the Measurement Period immediately thereafter. If Revenue (including any Excess Revenue) for any Measurement Period is less than the Applicable Revenue Target for such Measurement Period (“Revenue Shortfall”), (i) Purchaser shall pay Sellers an amount equal to the product of (A) the Earn-Out Payment for such Measurement Period, multiplied by (B) a fraction, the numerator of which is equal to the Revenue (including any Excess Revenue) for such Measurement Period, and the denominator of which is equal to the Applicable Revenue Target for such Measurement Period; and (ii) the remaining amount of the Earn-Out Payment for such Measurement Period will be payable to Sellers upon and to the extent that Revenue (including any Excess Revenue) for any future Measurement Period exceeds the sum of (A) the Applicable Revenue Target for such future Measurement Period and (B) an amount equal to the Revenue Shortfall.

(b)     Calculation of Synergy Payment. If the Gross Margin Percentage for any Measurement Period is greater than or equal to the Gross Margin Target Percentage for such Measurement Period, then Sellers shall be entitled to receive a synergy payment (a “Synergy Payment”) for such Measurement Period to be determined in the manner more fully described in Exhibit A. The Synergy Payment for any Measurement Period shall equal fifty percent (50%) of the sum of (i) the difference between (A) the product of Revenue for such Measurement Period multiplied by the Gross Margin Percentage for such Measurement Period, less (B) the product of the Applicable Revenue Target for such Measurement Period multiplied by the Gross Margin Target Percentage for such Measurement Period; plus (ii) the difference between Sellers’ annual operating expenses at Closing, less the remaining operating expenses attributable to the Revenue for such Measurement Period; plus (iii) any specifically identified savings within Purchaser’s operating expense structure attributable to the Revenue for such Measurement Period, less any specifically identified additional costs and expenses within Purchaser’s operating expense structure attributable to the Revenue for such Measurement Period.

(c)     Certain Definitions.

(1)     “Applicable Revenue Target” for any Measurement Period has the meaning set forth in Exhibit A under the column “Earn-out Benchmark (Revenue)” for such Measurement Period.

(2)     “Cost of Revenue” shall have the meaning set forth in the Financial Statements.

(3)     “Earn-Out Payment” for each Measurement Period shall have the meaning set forth on Exhibit A (e.g., 333,333 shares of Purchaser common stock at $3.25/share); provided, however, in no event shall an Earn-Out Payment include more than 541,667 shares of Purchaser common stock, even if the closing price of Purchaser’s common stock as of the close of business on the Business Day immediately prior to the payment date is less than $2.00 per share.

(4)     “Excluded Revenue” shall mean (i) any revenue earned by Purchaser prior to the Closing and (ii) any revenue earned by Purchaser from and after the Closing that is not directly delivered by or initiated by the Business. Notwithstanding the foregoing, any revenue earned as a result of Purchaser hiring an employee or acquiring any business after the Closing at the request of or in consultation with the Business shall not be deemed “Excluded Revenue” for purposes of this Section 2.6.

(5)     “Gross Margin” shall mean, with respect to each Measurement Period, the Revenues less Cost of Revenue expenses, including sales commissions, but excluding those overhead and indirect expenses set forth on Exhibit A.

(6)     “Gross Margin Percentage” shall mean, with respect to each Measurement Period, a percentage equal to the Gross Margin for such Measurement Period divided by the Revenues for such Measurement Period.

(7)      “Gross Margin Target Percentage” shall mean, for each Measurement Period, an amount equal to 17.5% for such Measurement Period.

(8)     “Measurement Period” shall mean the 12-month periods as set forth on Exhibit A.

(9)     “Revenue” shall mean, for each Measurement Period, an amount equal to all revenue earned by the Business, excluding the Excluded Revenue.

(d)     Contingent Payment Statements; Timing of Payment of Contingent Payments.

(1)     As soon as reasonably practicable following the end of each Measurement Period, Purchaser shall deliver to each Seller a statement setting forth the proposed calculation of the Earn-Out Payment, and a statement setting forth the proposed calculation of the Synergy Payment, each for such Measurement Period (each a “Payment Statement”).

(2)     Purchaser will use its reasonable best efforts to calculate and pay any amounts due under this Section 2.6 as soon as reasonably practicable, but in no event later than ninety (90) days following the end of each Measurement Period.

(3)     For the avoidance of doubt, Purchaser’s obligations to pay Sellers the Earn-Out Payments and Synergy Payments are independent of each other, and Sellers’ rights, for any Measurement Period, may include both an Earn-Out Payment and a Synergy Payment.

2.7.          Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by correspondence and facsimile as promptly as reasonably practicable following, but in no event later than the fifth Business Day following the date upon which the conditions precedent in Sections 5 and 6 have been satisfied or such other date as the parties otherwise agree (the actual date of such Closing, the “Closing Date”). Subject to the provisions of Section 9.13 of this Agreement, the failure to consummate the Closing on the date and time determined pursuant to this Section 2.7 shall not result in the termination of this Agreement and shall not relieve any party to this Agreement of any obligation under this Agreement. At the Closing:

(a)     Sellers will deliver to Purchaser, properly executed, (i) an Assignment and Assumption Agreement in the form of Exhibit B (the “Assignment and Assumption Agreement”), (ii) an Assignment of Trademarks and Trademark Applications in the form of Exhibit C (the “Trademark Assignment Agreement”), (iii) a Bill of Sale in the form of Exhibit D (the “Bill of Sale”) and (iv) such other instruments of sale, transfer, conveyance and assignment as Purchaser and its counsel may reasonably request and (v) the certificates, instruments, agreements and other documents specified in Section 5;

(b)     Purchaser will deliver to Sellers, properly executed, (i) the Assignment and Assumption Agreement, (ii) the Trademark Assignment Agreement, (iii) the Bill of Sale, and (iv) the certificates, instruments, agreements and other documents specified in Section 6;

(c)     Purchaser will pay to Sellers an amount equal to the Closing Payment by wire transfer of immediately available funds in accordance with the written instructions of Sellers furnished to Purchaser at least two Business Days prior to the Closing Date; and

(d)     Purchaser will instruct its transfer agent to issue any portion of the Closing Payment that is payable with Share Consideration.

Simultaneously with the delivery of such documents and the payment of such amounts, Sellers shall put Purchaser in possession and operating control of the Acquired Assets, which, except as otherwise expressly provided herein, shall be free and clear of all Liens.

2.8.         Allocation of Purchase Price. The parties agree that, within 60 days following the date hereof, Purchaser shall prepare a schedule containing a formula for allocating the Purchase Price and other consideration given hereunder to the Acquired Assets and Sellers’ restrictive covenants in a manner consistent with Section 1060 of the Code and the Treasury Regulations promulgated thereunder, and shall deliver such schedule to Sellers. In determining the allocation, Purchaser shall give due consideration to the nature of the Business as conducted, the relative value of the Acquired Assets (including all goodwill) and the engagement of Sellers’ shareholders with the Purchaser post-closing. Within 30 days following receipt of such schedule, Sellers shall notify Purchaser whether Sellers agree or disagree with the proposed allocation formula. If Sellers disagree with the proposed allocation formula, the parties shall work together in good faith to reach agreement on a mutually acceptable allocation formula. As soon as practicable after the parties have reached agreement, the parties shall memorialize such agreement in writing, and no party shall take any position inconsistent with such agreement on any Tax return (including on any Forms 8594).

2.9.         Payment Amount Dispute Process.

(a)     Dispute Notice. Each Payment Statement (and the proposed final determinations of the applicable amounts reflected thereon) will be final, conclusive and binding on the parties unless Sellers provide a written notice (a “Dispute Notice”) to Purchaser no later than thirty (30) days after the delivery to Sellers of the applicable Payment Statement. Any Dispute Notice must set forth (a) the items and amounts in dispute in reasonable detail and (b) the amounts and calculations believed by Sellers to be correct. Any item or amount to which no dispute is raised in the Dispute Notice will be final, conclusive and binding on Sellers and Purchaser.

(b)     Resolution of Disputes. Purchaser and Sellers will attempt to promptly resolve the matters raised in a Dispute Notice in good faith. Beginning ten (10) Business Days after delivery of the Dispute Notice pursuant to Section 2.9(a), either Purchaser or Sellers may provide written notice to the other that it elects to submit the disputed Payment Statement to an arbitrator chosen jointly by Purchaser and Sellers (the “Arbitrator”). Purchaser and Sellers shall submit to the Arbitrator in writing their final calculations of the items and amounts in dispute and all other information requested by the Arbitrator. The Arbitrator shall review such final calculations and information and make a determination as to the final calculations. The fees and expenses of the Arbitrator shall be borne as determined by the Arbitrator. The decision of the Arbitrator shall be final, conclusive and binding on the parties. Each of the parties to this Agreement agrees to use its commercially reasonable efforts to cooperate with the Arbitrator (including by executing a customary engagement letter reasonably acceptable to it) and to cause the Arbitrator to resolve any such dispute as soon as practicable after the commencement of the Arbitrator’s engagement.

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

In order to induce Purchaser to enter into and perform this Agreement and to consummate the transactions contemplated hereby, each Seller represents and warrants to Purchaser that except as set forth on the Disclosure Schedules:

3.1.         Organization. Each Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to own or lease and use its properties and assets, to carry on its business, as such business is now conducted, to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Each Seller is duly qualified or licensed to do business, and is in good standing, as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as could not reasonably be expected to have a Material Adverse Effect on such Seller or the Acquired Assets. Each Seller has delivered to Purchaser a true, complete and correct copy of such Seller’s organization documents as in effect on the date hereof and governing documents as amended through the date hereof (collectively, the “Charter Documents”).

3.2.         Authorization. Each Seller has the power under applicable law and its Charter Documents to execute and deliver this Agreement and to perform its obligations hereunder. All corporate and other actions or proceedings to be taken by or on the part of Sellers to authorize and permit the execution and delivery by Sellers of this Agreement and the instruments required to be executed and delivered by it pursuant hereto, the performance by it of its obligations hereunder and thereunder, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and properly taken. This Agreement and the instruments required to be executed and delivered pursuant hereto have been (or, in the case of any instruments to be entered into at or prior to the Closing, will be) duly executed and delivered by each Seller and each constitutes (or, will constitute) the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, rehabilitation, moratorium and other similar laws affecting the rights and remedies of creditors generally and (b) general principles of equity, regardless of whether applied in proceedings in equity or at law.

3.3.          Capitalization. Schedule 3.3 contains a true, accurate and complete listing of all outstanding equity interests of each Seller, including securities exchangeable for or convertible into capital stock of such Seller, and the ownership of such outstanding equity interests. All of the outstanding shares of capital stock of each Seller have been duly authorized, validly issued, and are fully paid and non-assessable. There are no outstanding options, warrants or other rights to purchase, sell or otherwise dispose of, or rights to exchange or convert into, any securities of or interests in any Seller. There is no contractual obligation, or provision in the Charter Documents, which obligates a Seller to purchase, redeem or otherwise acquire, or make any payment (including any dividend or distribution) in respect of, any securities of or interests in such Seller.

3.4.           Noncontravention. The execution, delivery and performance by each Seller of this Agreement, and the consummation by such Seller of the transactions contemplated hereby (including the assignments referred to in Section 2.1), will not: (a) conflict with, or result in a breach or violation of, any provision of the Charter Documents; (b) except as set forth on Schedule 3.4, to the degree of having a Material Adverse Effect on the Acquired Assets, conflict with, result in a breach of or default (or give rise to any right to accelerate, terminate, modify, cancel or require any notice) under, or result in the imposition of a Lien upon any of the Acquired Assets, or any of the assets of such Seller under, any agreement, contract, lease, license, instrument or other arrangement to which such Seller is a party or by which such Seller or the properties or assets of such Seller may be bound; or (c) to any Sellers’ Knowledge, violate any Law or Regulation applicable to any Seller or by which any Seller or any of the properties or assets of such Seller may be bound.

3.5.           Brokers’ Fees. Except as set forth on Schedule 3.5, Sellers do not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Purchaser could become liable or obligated.

3.6.           Title to Assets. Except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet, Sellers have good and marketable title to, or a valid and subsisting leasehold interest in, and the power to sell the properties and assets used in the Business, whether real or personal and whether tangible or intangible, located on its premises (except for employees’ personal effects), reflected on the Most Recent Balance Sheet or acquired after the date of the Most Recent Balance Sheet (including the Acquired Assets), free and clear of all Liens. All tangible assets owned or leased by Sellers, taken as a whole, are in good operating condition and repair (subject to normal wear and tear). Other than the Excluded Assets, the Acquired Assets collectively constitute all of the assets necessary to conduct the Business in all material respects as it is presently conducted.

3.7.            Financial Statements, etc. Sellers have furnished Purchaser with copies of the following financial statements (collectively, the “Financial Statements”):

(a)     the Most Recent Balance Sheet, which is set forth on Schedule 3.7, and the related statements of income, changes in stockholders’ equity and cash flow of Sellers for the 12-month period ended on December 31, 2016; and

(b)     the consolidated balance sheets of Sellers as of December 31, 2015, December 31, 2014 and December 31, 2013 and the related statements of income, changes in stockholders’ equity and cash flow of Sellers for the 12-month periods ended on such dates.

The Financial Statements (i) were prepared in accordance with the books and records of Sellers, (ii) present fairly in all material respects the financial position and results of operations of Sellers as of the respective dates of such statements and for the periods covered thereby, and (iii) were prepared in accordance with GAAP consistently applied.

3.8.            Absence of Changes; Operations in Ordinary Course.

(a)     No Material Adverse Effect. Since date of the Most Recent Balance Sheet, no event, change or circumstance has occurred that has had, or is reasonably likely to have, a Material Adverse Effect on the Acquired Assets.

(b)     Operations in Ordinary Course. Except as set forth on Schedule 3.8(b), since the date of the Most Recent Balance Sheet, Sellers have not in any material respect: (i) increased the compensation, bonuses or fee arrangements of, changed the terms of employment of, or paid any bonuses to any of its directors, officers, employees, consultants, agents, members, investors or Affiliated Persons; (ii) entered into any contract providing for the employment or consultancy of any Person on a full-time, part-time, consulting or other basis that is not terminable at any time by Sellers; (iii) incurred any Outstanding Indebtedness; (iv) entered into or performed any contract, agreement, deed, mortgage, lease, license, instrument, commitment, undertaking, arrangement, understanding or other transaction, not in the Ordinary Course of Business, other than as specifically contemplated by this Agreement; (v) made or canceled any loan or advance of funds or assets of any kind to (A) any of its directors, officers, employees, consultants, agents, members, investors or Affiliated Persons, or (B) any other Person or entity other than in the Ordinary Course of Business; (vi) distributed any property or assets of Sellers other than in the Ordinary Course of Business; or (viii) reduced in any way any liability set forth on the Most Recent Balance Sheet (including any liability set forth in any notes thereto).

(c)     No Commitments. None of the Sellers has committed to take any action referred to in Sections 3.8(a) and 3.8(b).

3.9.           Undisclosed Liabilities. Sellers do not have any material liabilities of any nature whatsoever, whether absolute, accrued, contingent, determined, determinable or otherwise, nor has there occurred any condition, situation or set of circumstances that could reasonably result in such liabilities, in each case other than (i) liabilities in usual amounts incurred in the Ordinary Course of Business, or (ii) liabilities set forth on the face of the Most Recent Balance Sheet.

3.10.          Taxes. All Tax Returns that are required to be filed on or before the Closing Date relating to the conduct of the Business or the ownership of the Acquired Assets have (or by the Closing Date will have) been filed on a timely basis, and all such Tax Returns, are correct and complete in all material respects and were prepared in accordance with applicable Law and Regulation. All Taxes (whether or not shown on any Tax Return) relating to the conduct of the Business or the ownership of the Acquired Assets that are due and payable have (or by the Closing Date will have) been paid. Sellers have withheld and paid (or deposited in appropriate accounts) all required withholding Taxes with respect to employees, independent contractors, creditors, members, investors or other third parties in connection with the conduct of the Business or the ownership of the Acquired Assets and all Forms W-2 and 1099 have been properly completed and timely filed. There are no waivers or agreements with respect to the extension of any statute of limitations relating to Taxes of Sellers or in respect of the Business or the Acquired Assets. No claim has ever been made whether in writing or to any Sellers’ Knowledge otherwise by an authority in a jurisdiction where no Tax Returns are filed in respect of the Business or the Acquired Assets or filed by Sellers that it may be subject to taxation by that jurisdiction, which claim has not been resolved. No Taxing authority has asserted in writing any adjustment that could result in an additional Tax payable with respect to the conduct of the Business or the ownership of the Acquired Assets. There is no pending, or to any Sellers’ Knowledge, threatened audit, examination, investigation, dispute, proceeding or claim for which Sellers have received written notice, or any ongoing, pending or threatened litigation, relating to any Tax imposed with respect to the conduct of the Business or the ownership of the Acquired Assets. Sellers have not been a member of any affiliated group filing a consolidated federal income return nor has any liability for Taxes of any other Person (a) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) or (b) as a transferee or successor, by contract or otherwise. There are no Liens on any of the Acquired Assets related to, arising from or in connection with the failure (or alleged failure) to pay any Tax. The unpaid Taxes of Sellers (and of any subsidiaries) (A) did not, as of the Most Recent Balance Sheet date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of Sellers (and their respective subsidiaries) in filing their Tax Returns. Sellers have delivered to Purchaser correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Sellers since January 1, 2010. None of the Assumed Liabilities is an obligation to make any payment that is not deductible as a result of Section 280G of the Code (or a comparable state, local or foreign law). Sellers are not a party to any Tax allocation or sharing agreement. Sellers have disclosed on their respective Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

3.11.          Title to Assets; Real Estate.

(a)     Each Seller has good and valid title to all of its properties and assets, real or personal (except as sold or disposed of subsequent to the date hereof in the Ordinary Course of Business), free and clear of any Liens.

(b)     Sellers do not own any real property. Set forth on Schedule 3.11 is a complete and correct description of all leases and sub-leases (“Leases”) on real property to which a Seller is a party. Except as described on Schedule 3.11, there is no Person (other than a Seller) in possession of the leased real property. Sellers have not received notice of any material default or event that with notice or lapse of time, or both, would constitute a default by a Seller under any of the Leases, and no Seller is in default in any material respect under any of the Leases. To Sellers’ Knowledge, each Lease set forth in Schedule 3.11 will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby. True, complete and correct copies of the Leases have been delivered to Purchaser.

3.12.          Conformity with Law, etc.

(a)     Except as set forth on Schedule 3.12, since January 1, 2012, Sellers have not been, and are not, in violation of, or in default under, the Charter Documents, and Sellers have not been, and are not, in material violation of, or in material default under, any Law or Regulation, whether heretofore or now in effect. All governmental and regulatory licenses and permits necessary in connection with the operations of Sellers are in full force and effect. Except to the extent set forth on Schedule 3.12, there are no pending or, to any Sellers’ Knowledge, threatened, claims, investigations, lawsuits, administrative proceedings (including with respect to harassment or discrimination with respect to an employee) against any Seller or any employee of any Seller (in his or her capacity as such or as a result of his or her conduct during the course of employment) or, to any Sellers’ Knowledge, any basis therefor.

(b)     There are no proceedings pending or, to Sellers’ Knowledge, no event has occurred or condition exists that is reasonably likely to form the basis for any proceeding that is reasonably likely to result in the revocation, cancellation or suspension, or any adverse modification, of any permit, license, certificate of authority, order or approval of any federal, state, local or foreign governmental or regulatory body or self-regulatory body, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification.

(c)     Sellers do not have, nor at any time since January 1, 2012 has any Seller had, any agreements or understandings (i) with any individual shareholder or group of shareholders to permit or encourage the practice of short-term buying or selling of shares of investment companies registered under the Investment Company Act or (ii) relating to the receipt and transmission of orders to purchase or redeem shares of investment companies registered under the Investment Company Act after 4:00 p.m. Eastern time, other than arrangements with financial intermediaries (including retirement plan administrators) who are to receive orders from investors prior to 4:00 p.m. Eastern time.

3.13.         Benefit Plans.

(a)     Seller Plans. Schedule 3.13(a) sets forth: (i) all Employee Plans (A) that are maintained by a Seller or any corporation, trust, partnership or other entity (a “Related Entity”) that would be considered as a single employer with such Seller under Section 4001(b)(1) of ERISA, or Section 414(b), 414(c), 414(m) or 414(o) of the Code, or to which a Seller or any Related Entity contributes or is required to contribute or with respect to which such Seller or any Related Entity has or may have any liability for premiums or benefits, and (B) any Employee Plans that benefit any employee of a Seller (each a “Seller Plan”); and (ii) all plans, agreements, policies and arrangements that would be Seller Plans if the term “employee” were construed to include outside directors, consultants or other independent contractors who provide services to, or for the benefit of, a Seller. With respect to each Employee Plan, Sellers have provided or made available to Purchaser accurate, current and complete copies of each of the following: (1) if the plan has been reduced to writing, the plan document together with all amendments; (2) if the plan has not been reduced to writing, a written summary of all material plan terms; (3) copies of any summary plan descriptions, summary of material modifications, employee handbooks or similar employee communications; (4) the three most recent annual reports (Form 5500 series and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Seller Plan; and (5) the most recently received Internal Revenue Service determination or opinion letter for each Seller Plan intended to qualify under Section 401(a) of the Code.

(b)     No Liability. Except for payments contemplated by this Agreement, no circumstance exists and no event (including any action or any failure to take any action) has occurred with respect to any Employee Plan currently or formerly maintained by a Seller or any Related Entity, or to which a Seller or any Related Entity is or has been required to contribute, that could subject a Seller to any material liability (including any penalty for failure to timely file any required report with any governmental agency) or Lien under ERISA or the Code (other than any liabilities a Seller may have incurred in the Ordinary Course of Business to pay benefits when due under such Employee Plans), nor will the transactions contemplated by this Agreement give rise to any such liability or Lien. All amounts required to be paid or accrued by a Seller in connection with any funded Employee Plan have been timely paid or accrued, as applicable.

(c)     Multiemployer Plans. With respect to current and former employees of a Seller, neither such Seller nor any Related Entity contributes, or ever has contributed or been required to contribute, to any multiemployer plan within the meaning of Section 3(37) of ERISA (a “Multiemployer Plan”) or has any liability to employees (including withdrawal liability) under any Multiemployer Plan.

(d)     Retiree Benefits; Certain Welfare Plans. Except as required under Sections 601 through 609 of ERISA, no Employee Plan that is a Welfare Plan provides benefits or coverage following retirement or other termination of employment. Sellers have complied in all material respects with Sections 601 through 609 of ERISA. Nothing has occurred with respect to any Employee Plan described in Section 4980B of the Code that could subject a Seller or any Related Entity to a Tax under Section 4980B of the Code.

(e)     Severance, Etc. Except as set forth on Schedule 3.13(e), the transactions contemplated by this Agreement shall not, whether alone or upon the occurrence of any additional or subsequent event, result in any payment of severance or other compensation to, or any acceleration, vesting or increase in benefits under any Employee Plan for the benefit of, any employee. None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under Section 280G of the Code or that will be subject to Taxes under Section 4999 of the Code.

(f)     Employee Plans. All plans listed on Schedule 3.13(a) are fully insured and are currently in effect. Sellers have paid all premiums that have been billed in connection with each of the plans listed in Schedule 3.13(a).

3.14.          Labor Relations. Schedule 3.14 sets forth a list of each Employee of Sellers and the salary or wage rate and bonus payable to such Employee. Except as set forth on Schedule 3.14, there currently is no existing dispute or controversy between any Seller and any of such Seller’s Employees that has had, or would reasonably be expected to have, a Material Adverse Effect on such Seller, the Business or the Acquired Assets, and no executive officer’s or other key employee’s employment with a Seller has been terminated for any reason nor has any such officer or employee notified any Seller of his or her intention to resign or retire since January 1, 2012. Sellers do not anticipate that any Seller’s relationship with any of the Employees will have, or would reasonably be expected to have, a Material Adverse Effect on any Seller or the Acquired Assets. Sellers are in compliance in all material respects with all employment agreements and all other agreements or understandings, whether oral or written, with all past, present and prospective Employees of Sellers, and a true, correct and complete copy of each such agreement has been delivered to Purchaser. Sellers have complied in all material respects with all applicable state, federal and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other Law or Regulation related to employment. Sellers are not in arrears in the payment of wages, withholding or social security Taxes, unemployment insurance premiums or other similar obligations.

3.15.           Intellectual Property.

(a)     Intellectual Property. Except as set forth on Schedule 3.15(a), Sellers have all right, title and interest in and to (A) all Intellectual Property used in the conduct of the Business and necessary for the ongoing conduct of such business and (B) all Intellectual Property currently being developed to be used in the conduct of the Business, all of which is identified on Schedule 3.15(a). Except as set forth on Schedule 3.15(a), to Sellers’ Knowledge, no other Person has any right, by license or otherwise, to use the Intellectual Property. To Sellers’ Knowledge, Sellers have not interfered with, infringed upon, misappropriated or violated any Intellectual Property rights of any third party, and no Seller nor any Seller’s directors or officers has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that a Seller must license or refrain from using any Intellectual Property rights of any third party). To Sellers’ Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property.

(b)     Licenses. Schedule 3.15(b) identifies (i) each written license, sublicense, agreement or permission pursuant to which any Seller uses any Intellectual Property owned by a third party, except shrink wrap software licenses (the “Written Licenses”), and (ii) each item of Intellectual Property covered by the Written Licenses. Sellers have delivered to Purchaser true, correct and complete copies of all of the Written Licenses, each as amended and in effect. There are no outstanding, and to Sellers’ Knowledge, no threatened, disputes with respect to any item of Intellectual Property required to be identified on Schedule 3.15(b).

3.16.        Environmental Matters. Sellers have operated in compliance in all respects with all Environmental Laws and have no liability under any Environmental Laws, except for such noncompliance or liability as does not and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Sellers have provided to Purchaser copies of all environmental reports, audits and other material environmental documents relating to Sellers or the Acquired Assets (including the leased real property described on Schedule 3.11) that are in the possession, custody or control of Sellers.

3.17.        Contracts.

(a)     Except as set forth on Schedule 3.17(a) and except for contracts entered into in connection with this Agreement and the transactions contemplated hereby, Sellers are not a party to, or bound by, any contract or group of contracts of any kind which is to be performed after the Closing Date and pursuant to which Sellers are or would be obligated to expend more than $10,000 on an individual basis or $25,000 in the aggregate, and which is not subject to cancellation by any Seller upon less than sixty (60) days’ notice or without penalty or increased cost. Also set forth on Schedule 3.17(a) is a list of all contracts and agreements with Affiliated Persons. A true and complete copy of each written contract, agreement or other instrument referred to on Schedule 3.17(a) has been provided to Purchaser, and each oral contract or agreement referred to on Schedule 3.17(a) has been described in reasonable detail to Purchaser. Each contract, agreement or other instrument referred to on Schedule 2.1(e) and Schedule 3.17(a) is a valid and effective in accordance with its respective terms, and there is not with respect to Sellers or, to Sellers’ Knowledge with respect to any counterparty, under any such contract, agreement or other instrument, an existing material breach or event which, with the giving of notice or the lapse of time or both, would become such a breach.

(b)     Sellers are not in material default under any Lease, contract, mortgage, promissory note, deed of trust, loan, guaranty or other commitment or arrangement referred to on Schedule 3.17(a), and no event has occurred or condition exists that with notice or the passage of time would constitute such a default.

3.18.        Payments to Intermediaries. Except as set forth on Schedule 3.18, Sellers have not made any payments to any financial intermediary since January 1, 2012 that are in the nature of either (a) “revenue sharing,” (b) payments for recordkeeping, sub-accounting, shareholder servicing, account maintenance or the like, or (c) payments to solicitors.

3.19.        Transactions with Affiliated Persons. Except as set forth on Schedule 3.19, no Affiliated Person of a Seller nor any member of the immediate family of any Affiliated Person of a Seller (i) is a competitor, customer or supplier of a Seller, (ii) has any right to or interest in, other than rights and interests related to such Person’s role with a Seller, any asset, tangible or intangible, which is used in the operations of a Seller, or (iii) has any Outstanding Indebtedness to or from a Seller.

3.20.        No Illegal Payments, etc. Neither Sellers nor any of the directors, officers, employees or agents of any Seller (a) has directly or indirectly (i) given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was, is or may be in a position to help or hinder a Seller (or assist in connection with any actual or proposed transaction), or (ii) made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office which might subject a Seller or any of a Seller’s assets to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (b) has established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

3.21.        Litigation. Except as set forth in Schedule 3.21 (which matters have not had, and are not reasonably likely to have, a Material Adverse Effect,) there are no actions, suits, proceedings or investigations pending or, to any Sellers’ Knowledge, threatened, against a Seller at law, in equity or otherwise, in, before or by any court or governmental agency or authority which individually or in the aggregate would materially affect a Seller or its ownership of, or interest in, any Acquired Asset or the use or exercise by a Seller of any Acquired Asset or would call into question the validity or hinder the enforceability or performance of this Agreement.

3.22.       Outstanding Indebtedness and Subsidiaries. Except as set forth on Schedule 3.22, Sellers do not have any Outstanding Indebtedness and are not party to any agreement providing for the borrowing or lending of money. Immediately after the Closing, Sellers will not have any Outstanding Indebtedness and will not be party to any agreement providing for the borrowing or lending of money. The Business has been conducted by Sellers directly and not through any Subsidiary, joint venture, partnership or other entity.

3.23.        Consents. The execution, delivery and performance of this Agreement will not require Sellers to obtain any consent, waiver, authorization or approval of, or make any filing with or give notice to, any person, entity or governmental authority, except for those consents contemplated by Section 7.9.

3.24.        Regulatory Matters.

(a)     Sellers are duly registered and in good standing with the SEC and in each state in which it does business, and is currently a member in good standing with FINRA. All material governmental approvals, permits and licenses required to conduct the Business have been obtained and are in full force and effect and are being complied with in all material respects.

(b)     Sellers have complied with the requirements for registration with the SEC and with each state in which it does business, and for membership with FINRA, and has made all disclosures required to be made in connection with such registration and membership.

3.25.        Governmental Authority Investigations or Penalties. Sellers have not been enjoined, indicted, convicted, settled or made the subject of a court, arbitral, administrative or disciplinary proceeding, consent decree, or administrative order on account of or alleging a violation of applicable Law or Regulation.

3.26.        Full Disclosure. There is no fact relating specifically to a Seller which, to the Sellers’ Knowledge, they have not disclosed in writing to Purchaser which has had or could reasonably be expected to have a Material Adverse Effect. No statement made in this Agreement or any other certificates, documents, instruments, schedules, exhibits, written statements or other items prepared or supplied by the Sellers with respect to the transactions contemplated hereby, to the Sellers’ Knowledge, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made not materially misleading. To the Sellers’ Knowledge, there is no existing fact relating specifically to a Seller, which would have, or reasonably be expected to have, a Material Adverse Effect.

4.	REPRESENTATIONS AND WARRANTIES OF PURCHASER.

In order to induce Sellers to enter into and perform this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants to Sellers that except as set forth on the Disclosure Schedules:

4.1.          Organization. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own or lease and use its properties and assets, to carry on its business as such business is now conducted, to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Purchaser is duly qualified or licensed to do business, and is in good standing, as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as could not reasonably be expected to have a Material Adverse Effect on Purchaser. The statements contained in the recitals with respect to Purchaser are true and correct as of the date hereof.

4.2.          Authorization. Purchaser has the power under applicable law and its certificate of incorporation as in effect on the date hereof and bylaws as amended through the date hereof (collectively, the “Purchaser’s Charter Documents”) to perform its obligations hereunder. All corporate and other actions or proceedings to be taken by or on the part of Purchaser to authorize and permit the execution and delivery by Purchaser of this Agreement and the instruments required to be executed and delivered by it pursuant hereto, the performance by it of its obligations hereunder and thereunder, and the consummation by it of the transactions contemplated herein and therein, have been duly and properly taken. This Agreement and the instruments required to be executed and delivered pursuant hereto have been (or, in the case of any instruments to be entered into at or prior to the Closing, will be) duly executed and delivered by Purchaser and each constitutes (or, will constitute) the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, rehabilitation, moratorium and other similar laws affecting the rights and remedies of creditors generally and (b) general principles of equity, regardless of whether applied in proceedings in equity or at law.

4.3.          Capitalization. The authorized capital stock of Purchaser consists of (i) 75,000,000 shares of common stock, $0.02 par value, of which 12,437,916 shares are issued and outstanding as of the date of this Agreement and 10,000,000 shares of preferred stock, $0.01 par value, none of which are issued and outstanding. All of the outstanding shares of capital stock of Purchaser have been duly authorized, validly issued, and are fully paid and non-assessable. There are no outstanding options, warrants or other rights to purchase, sell or otherwise dispose of, or rights to exchange or convert into, any securities of or interests in Purchaser. There is no contractual obligation, or provision in the Purchaser’s Charter Documents, which obligates Purchaser to purchase, redeem or otherwise acquire, or make any payment (including any dividend or distribution) in respect of, any securities of or interests in Purchaser.

4.4.         Noncontravention. The execution, delivery and performance by Purchaser of this Agreement, and the consummation by Purchaser of the transactions contemplated hereby (including the assignments and assumptions referred to in Sections 2.1 and 2.3), will not: (a) conflict with, or result in a breach or violation of, any provision of the Purchaser’s Charter Documents; (b) to the degree of having a Material Adverse Effect, conflict with, result in a breach of or default (or give rise to any right to accelerate, terminate, modify, cancel or require any notice) under any agreement, contract, lease, license, instrument or other arrangement to which Purchaser is a party or by which Purchaser or its properties or assets may be bound; or (c) to Purchaser’s Knowledge, violate any Law or Regulation applicable to Purchaser or by which it or any of its properties or assets may be bound. Purchaser does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of, any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Sections 2.1 and 2.3).

4.5.          Conformity with Law, etc. Purchaser has conducted and is conducting its business in compliance with applicable Laws and Regulations. Purchaser has not been or is not in violation of, or in default under, any Laws or Regulations, whether heretofore or now in effect, except for such violations and defaults as do not and would not reasonably be expected to have a Material Adverse Effect. All governmental or regulatory licenses and permits necessary in connection with the operations of Purchaser are in full force and effect. There are no pending or threatened claims, investigations, lawsuits or administrative proceedings (including with respect to harassment or discrimination with respect to an employee) against Purchaser or any employee of Purchaser (in his or her capacity as such or as a result of his or her conduct during the course of employment) or, to Purchaser’s knowledge, any basis therefor.

4.6.          Brokers’ Fees. Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Sellers could become liable or obliged.

4.7.          Litigation. There are no actions, suits, proceedings or investigations pending or to Purchaser’s Knowledge threatened against Purchaser at law, in equity or otherwise, in, before or by any court or governmental agency or authority which individually or in the aggregate would (i) have a Material Adverse Effect on Purchaser or (ii) would call into question the validity or hinder the enforceability or performance of this Agreement.

4.8.          Valid Issuance of Share Consideration. Any Share Consideration, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid, nonassessable, and free of any Lien or other restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws, and will be issued in compliance with all applicable state and federal securities laws.

4.9.          Material Adverse Effect. No event has occurred that individually or in the aggregate would have a Material Adverse Effect on Purchaser since Purchaser’s last Form 10-Q public securities filing.

5.	CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.

The obligations of Purchaser to effect the purchase of the Acquired Assets and to consummate the other transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

5.1.          Representations and Warranties. The representations and warranties made by the Sellers in this Agreement (including the Exhibits and Schedules hereto) or in any written statement, list or certificate furnished pursuant to this Agreement that are qualified as to materiality or that contain a Material Adverse Effect qualifier shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except that the representations and warranties that by their terms speak as of the date of this Agreement or some other date are true and correct (or true and correct in all material respects, as applicable) as of such date).

5.2.          Performance of Obligations. Sellers shall have performed and complied in all material respects with all agreements and conditions required by this Agreement or any Sellers’ Ancillary Document to be performed or complied with by Sellers on or prior to the Closing Date.

5.3.          Injunctions, etc No action or proceeding shall have been instituted or threatened prior to or on the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated by this Agreement, the result of which could prevent, in any material way limit or make illegal, the consummation of such transactions. No United States, state or foreign governmental authority or other agency or commission or United States, state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) that is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement.

5.4.          Consents Under Contracts. Sellers shall have obtained all consents, waivers and approvals required in connection with the sale, transfer, assignment or conveyance by Sellers to Purchaser of the Acquired Assets, including, without limitation, those set forth on Schedule 3.4, except to the extent such consents, waivers and approvals are not reasonably likely to have a Material Adverse Effect on the Acquired Assets.

5.5.          Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable Law or Regulation for the consummation of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions, except to the extent such consents, authorizations and approvals are not reasonably likely to have a Material Adverse Effect on the Acquired Assets.

5.6.          No Material Adverse Effect. Since the date of the Most Recent Balance Sheet, (a) there shall not have been any change that has resulted in a Material Adverse Effect on the Acquired Assets and (b) no event shall have occurred, and no circumstance shall exist, that would reasonably be expected to result in a Material Adverse Effect on the Acquired Assets.

5.7.          Enforcement or Other Action. No investigation, enforcement action or action or proceeding, in any of the foregoing cases alleging fraud, shall have been instituted and remain pending against any Seller by or before any court, governmental body or self-regulatory body.

5.8.          Minimum Revenues. Sellers shall have annualized gross revenue of at least $35,000,000.00 based on the gross revenues of the four-month period immediately preceding the Closing Date.

5.9.         FIRPTA. Sellers shall have delivered a certificate pursuant to Treasury Regs. Section 1.1445-2(b)(2), reasonably acceptable to Purchaser and duly executed by the relevant Persons.

5.10.        Officer’s Certificate. Sellers shall have delivered to Purchaser a certificate, with appropriate supporting documentation, to the effect that each of the conditions specified in Sections 5.1 through 5.9 has been satisfied in all respects.

5.11.        Non-Competition Agreement. Purchaser shall have received executed copies of (i) confidentiality, non-competition and non-solicitation agreements from the individuals set forth on Schedule 5.11 (a) in substantially the form of Exhibit E, (ii) confidentiality and non-solicitation agreements from the individuals set forth on Schedule 5.11(b) in substantially the form of Exhibit F, and each such agreement shall have become effective and be continuing in full force and effect.

5.12.        Assignment Agreements. Sellers shall have executed and delivered to Purchaser the Assignment and Assumption Agreement, the Trademark Assignment Agreement and the Bill of Sale.

5.13.        Secretary’s Certificate. Sellers shall have delivered to Purchaser a certificate from the secretary of each Seller (i) certifying copies of the Charter Documents; (ii) attesting to the resolutions of such Seller’s shareholders, members or general partner authorizing its execution, delivery and performance of this Agreement and any Seller’s Ancillary Document to which it is a party and authorizing specific officers of such Seller to execute the same; (iii) certifying the names and true signatures of the authorized officers of such Seller who have signed this Agreement and any Seller’s Ancillary Document to which it is a party; and (iv) attaching a certificate of good standing from the Secretary of State of the State of Texas with respect to such Seller.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS.

The obligations of Sellers to effect the sale of the Acquired Assets and to consummate the other transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

6.1.          Representations and Warranties. The representations and warranties made by Purchaser in this Agreement (including the Exhibits and Schedules hereto) or in any written statement, list or certificate furnished pursuant to this Agreement that are qualified as to materiality or that contain a Material Adverse Effect qualifier shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except that the representations and warranties that by their terms speak as of the date of this Agreement or some other date are true and correct (or true and correct in all material respects, as applicable) as of such date).

6.2.         Performance of Obligations. Purchaser shall have performed and complied in all material respects with all agreements and conditions required by this Agreement or any Purchaser’s Ancillary Document to be performed or complied with by it on or prior to the Closing Date.

6.3.          Injunctions, etc. No action or proceeding shall have been instituted or threatened prior to or on the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated by this Agreement, the result of which could prevent, in any way limit or make illegal the consummation of such transactions. No United States, state or foreign governmental authority or other agency or commission or United States, state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) that is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement.

6.4.          Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable Law or Regulation for the consummation of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

6.5.          No Material Adverse Effect. Since Purchaser’s last Form 10-Q public securities filing, (a) there shall not have been any change that has resulted in a Material Adverse Effect on Purchaser and (b) no event shall have occurred, and no circumstance shall exist, that would reasonably be expected to result in a Material Adverse Effect on Purchaser.

6.6.          Officers’ Certificate. Purchaser shall have delivered to Sellers a certificate to the effect that each of the conditions specified in Sections 6.1 through 6.5 have been satisfied in all respects.

6.7.          Assignment Agreement. Purchaser shall have executed and delivered to Sellers the Assignment and Assumption Agreement, the Trademark Assignment Agreement and the Bill of Sale.

6.8.          Enforcement or Other Action. No investigation, enforcement action or proceeding, in any of the foregoing cases alleging fraud, shall have been instituted and remain pending against Purchaser by or before any court, governmental body or self-regulatory body.

7.	COVENANTS OF THE PARTIES.

7.1.         Payment to Sellers’ Broker Representatives. At the Closing, Purchaser will issue Share Consideration equal to $975,000.00 (e.g., 300,000 shares at $3.25/share in Share Consideration) directly to Sellers’ broker representatives identified on Schedule 7.1 in accordance with the allocations set forth on Schedule 7.1.

7.2.         Access to Premises and Information. On and prior to the Closing Date, Sellers will permit Purchaser and its authorized representatives, on reasonable prior written notice, to have reasonable access during normal operating hours to the records and books of account of Sellers (the “Records”) in possession of Sellers that relate in any manner to the conduct or operations of Sellers on or prior to the Closing Date, including Records in respect of accounts payable, bank statements, financial statements and general ledgers, provided that such access would not unreasonably interfere with the operations of the Business. In addition, prior to the Closing Date, Sellers will permit Purchaser and each of its authorized representatives access, on reasonable prior notice, during normal operating hours to Sellers’ real property to allow Purchaser or its representatives to conduct such assessments and perform such analyses and planning as it deems appropriate, provided that such access would not unreasonably interfere with the operations of the Business.

7.3.          Conduct of Business of Sellers Prior to Closing. Prior to the Closing, Sellers will conduct the Business in the Ordinary Course of Business. Without limiting the generality of the foregoing, without the prior consent of Purchaser after the date hereof or except as contemplated by the terms of this Agreement or except as set forth on Schedule 7.2, Sellers will not: (a) increase the compensation (including bonus) payable on or after the date hereof, or to become payable on or after the date hereof, to any employee of a Seller; (b) enter into or perform any transactions with Affiliated Persons or other transactions other than on an arm’s length basis and in the Ordinary Course of Business; (c) pay any dividends, purchase or redeem any securities of or interests in a Seller, or make any other distributions to shareholders or investors; (d) incur or guaranty any liabilities or indebtedness of any kind other than indebtedness incurred in the Ordinary Course of Business that does not, and would not reasonably be expected to, in the aggregate have a Material Adverse Effect; (e) amend the Charter Documents; (f) dispose of any assets, except for sales or dispositions in the Ordinary Course of Business; (g) take any other action or enter into any other transaction of the sort described in Section 3.8(b); (h) reduce in any way any liability set forth on the Most Recent Balance Sheet (including in any notes thereto) other than in the Ordinary Course of Business; (i) increase the fees payable by clients or (j) enter into any agreement to take any of the actions specified in clauses (a) through (i) above. Sellers shall pay all Taxes and file all Tax Returns related to Sellers when due.

7.4.          Notice of Developments. From the date hereof until the Closing Date, Sellers will give Purchaser prompt written notice upon becoming aware of any material development affecting the Acquired Assets, the Assumed Liabilities or the Business, or any event or circumstance that could reasonably be expected to result in a breach of, or inaccuracy in, any of the Sellers’ representations and warranties.

7.5.         Employees. Purchaser agrees to offer employment effective upon the Closing (at will or on such other terms as Purchaser may determine) to all the Employees, with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated Purchaser employees (as of the date any such compensation or benefit is provided) and that are, in all cases, subject to and in accordance with the Purchaser employment manual. Nothing herein is intended to, or shall be construed as, providing any employee with any right to continued employment, or to any specific terms and conditions of employment.

7.6.         Exclusivity. Except for the transactions contemplated by the terms of this Agreement, Sellers and Sellers’ respective Affiliated Persons will not on or before the Closing: (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to, or enter into or consummate any transaction relating to, the acquisition of a Seller or any securities of or interests in a Seller or other voting securities of a Seller, or any substantial portion of the assets of a Seller, including any acquisition structured as a merger, consolidation or share exchange, sale of assets or any similar transaction (a “Transaction”); or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to enter, or seek to enter, into a Transaction. Sellers will notify Purchaser promptly if any Person makes any proposal, offer, inquiry or contact with respect to any Transaction.

7.7.         Restrictive Covenants.

(a)     Non-Competition. During the Restricted Period, Sellers shall not, directly or indirectly, be an owner, founder, shareholder, security holder, partner, member, advisor, director, consultant, contractor, agent, affiliate or co-venturer, or otherwise act in any capacity (other than as a holder of less than 1% of the outstanding equity of a public company) of, in or with respect to any Competing Business. Without in any way limiting the breadth or generality of this paragraph, during the Restrictive Period, Sellers shall not, directly or indirectly, either for itself or for any other Person, (i) solicit, service, or do businesss with any of Purchaser’s clients or prospective clients for the benefit of a Seller or any other Person, or divert, entice or otherwise attempt to take away or diminish the business or patronage of any client or prospective client of Purchaser; or (ii) induce or attempt to induce any referral source or other business relation of Purchaser to cease doing business with Purchaser or otherwise call-on, solicit, service or in any other way interfere with or diminish the relationship between any such referral source or business relation and Purchaser.

(b)     Non-Solicitation. During the Restricted Period, Sellers shall neither directly or indirectly either for itself or for any other Person, (i) solicit, attempt to solicit, hire, or attempt to hire for employment or service as a consultant, any Person that at such time has been an employee, independent contractor or consultant of Purchaser at any point during the preceding 12 months, or (ii) otherwise encourage any such employee, independent contractor or consultant to terminate his or her relationship with Purchaser.

(c)     No Disclosure of Confidential Information. Except as otherwise explicitly provided herein, each party hereto represents and warrants that it has not, and covenants and agrees that it will not, disclose to any other Person, orally or in writing, formally or informally, any of the terms and conditions of this Agreement and the transactions contemplated hereby (although the existence of this Agreement and the sale of the Acquired Assets and the other transactions contemplated by this Agreement may be disclosed, subject to Section 7.7(d)). Unless this Agreement shall have been terminated without the occurrence of a Closing, neither party will disclose any information, including historical and projected financial information, personnel information, customer or supplier information and information regarding future plans or strategies, including any such information that is contained in any analyses, compilations, studies or other documents or records (“Confidential Information”), relating to the other party, the Business or the Acquired Assets to any other Person without the prior written consent of the other party. Notwithstanding the foregoing, the “tax structure” and “tax treatment” of the transactions contemplated hereby (within the meaning of Treasury Regs. Section 1.6011-4(b)) shall not constitute Confidential Information hereunder. If this Agreement shall be so terminated and in any event at all times prior to the Closing, Purchaser will not so disclose any Confidential Information relating to Sellers or the Business or the Acquired Assets to any other Person without the prior written consent of Sellers.

(d)     Announcements. Each of the parties hereto will consult with each other as to the form, substance and timing of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby, and no such press release or other public disclosure shall be made, and such matters shall be held in confidence by the parties hereto, unless consented to by the other parties hereto (which consent shall not be unreasonably withheld or delayed); provided, however, that the parties may make such disclosures as are required by law after making reasonable efforts in the circumstances to consult in advance with the other parties.

(e)     Permitted Disclosures. No provision of this Section 7.7(e) shall be construed as prohibiting the following disclosures: (i) disclosures to appropriate authorities of such information as may be legally required for federal securities, Tax, accounting or other reporting purposes; (ii) disclosures with respect to the appropriate Persons at a Seller or Purchaser to whom a third-party should direct any communications; (iii) disclosures by any party to its employees and contractors concerning changes in their status and/or benefits; (iv) confidential disclosures to legal counsel, independent accountants and lenders and their legal counsel; (v) disclosures to corporate parents, other corporate Affiliated Persons and direct and indirect equity investors in such corporate parents and other corporate Affiliated Persons; (vi) disclosures pursuant to the terms of an order of a court or other governmental authority of competent jurisdiction; (vii) disclosures required in connection with legal proceedings; or (viii) disclosures of matters of which there is public knowledge other than as a result of disclosures made in breach by the disclosing party hereof.

(f)     Return of Confidential Information. In the event that the parties do not close the transactions contemplated hereby, each party agrees promptly to return or destroy (and certify to such destruction) all Confidential Information that was provided by the other party in contemplation of the transactions hereunder, to refrain from using such Confidential Information and to keep such Confidential Information strictly confidential.

7.8.          Business Records.

(a)     Retention of Records by Purchaser. Purchaser acknowledges that Sellers may from time to time from and after the Closing require access to copies of certain of the Records when reasonably required, and agrees that, upon reasonable prior notice from Sellers, it will, during normal business hours, provide Sellers with either access to or copies of the Records, subject to the non-disclosure and confidentiality provisions of Section 7.7. Purchaser agrees that, prior to the fifth anniversary of the Closing Date, it will not discard or destroy any of the Records prepared prior to the Closing Date.

(b)     Retention of Records by Sellers. Sellers acknowledge that Purchaser may from time to time from and after the Closing require access to copies of the Tax records, corporate minute books and corporate stock ledgers of Sellers when reasonably required, and Sellers agree that, upon reasonable prior notice from Purchaser, Sellers will, during normal business hours, provide Purchaser with either access to or copies of the such Tax records, corporate minute books and corporate stock ledgers, subject to the non-disclosure and confidentiality provisions of Section 7.7. Sellers agree that, prior to the fifth anniversary of the Closing Date, it will not discard or destroy any of such records prepared prior to the Closing Date without the prior written consent of Purchaser.

7.9.          Consents. Sellers shall use commercially reasonable efforts to obtain all required consents required to consummate the transactions contemplated by this Agreement including, without limitation, those set forth on Schedule 3.4.

7.10.        Regulatory and Other Authorizations and Consents.

(a)     Authorization and Consents. Each party shall use commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all federal, state, local and foreign regulatory bodies and officials that may be or become necessary for such party’s execution and delivery of, and the performance of such party’s obligations pursuant to, this Agreement, and Purchaser will cooperate fully with Sellers in promptly seeking to obtain all such authorizations, consents, orders and approvals. The parties shall not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals or the termination or expiration of required waiting periods.

(b)     Cooperation. Each party hereto agrees to cooperate in a commercially reasonable manner in obtaining any consents and approvals that may be required in connection with the transactions contemplated by this Agreement.

7.11.        Transfer Taxes. Sellers agree to pay all transfer and similar Taxes incurred as a result of the purchase and sale of the Acquired Assets.

7.12.        Payment of Receivables, etc. If a Seller receives any payment or other amount constituting an Acquired Asset (including any payment or other amount in respect of any account receivable constituting an Acquired Asset), then such payment or other amount shall be held by such Seller in trust for the benefit of Purchaser and shall be promptly delivered by such Seller to Purchaser in the original form, endorsed in blank, if applicable. If Purchaser receives any payment or other amount constituting an Excluded Asset (including any payment or other amount in respect of any account receivable constituting an Excluded Asset), then such payment or other amount shall be held by Purchaser in trust for the benefit of Sellers and shall be promptly delivered by Purchaser to Sellers in the original form, endorsed in blank, if applicable.

7.13.        Employee Plans. Sellers will terminate all plans listed on Schedule 3.13(a). Any Employee may participate in the employee plans of Purchaser to the extent they are offered by Purchaser to similarly situated employees of Purchaser and to the extent each such Employee is an employee of Purchaser and qualifies for participation under those plans.

7.14.        Continuing Insurance Obligations. For a period of three (3) years following the Closing, Sellers shall maintain or cause to be maintained in effect either (i) the Insurance Policies (provided that the Purchaser may substitute policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in all material respects to the insured parties thereunder) with respect to claims arising from facts or events that occurred at or before the Closing, including consummation of the transactions contemplated by this Agreement or (ii) a run-off (i.e., tail) policy or endorsement with respect to the Insurance Policies covering claims asserted within three (3) years after the Closing arising from facts or events that occurred at or before the Closing, including consummation of the transactions contemplated by this Agreement. Such policies and endorsements shall name as insureds thereunder all present and former directors and officers of the Sellers.

7.15.       Sublease. Prior to Closing, Sellers and Purchase will coordinate with the landlord of the Premises in order to enter into a Sublease Agreement on terms and conditions mutually agreed upon by the parties.

7.16.     Further Assurances. At any time and from time to time after the Closing, at the request of any party and without further consideration, the other parties will execute and deliver, at the requesting party’s expense, such instruments and take such action as such party may reasonably determine is necessary to carry out the transactions contemplated by this Agreement. In addition, at any time and from time to time after the Closing, at the request of Purchaser and without further consideration, except as stated below, Sellers will, at Purchaser’s expense, execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Purchaser may reasonably determine is necessary to transfer, convey and assign to Purchaser, and to confirm Purchaser’s title to or interest in the Acquired Assets, to put Purchaser in actual possession and operating control thereof and to provide reasonable assistance to Purchaser in exercising all rights with respect thereto. Sellers hereby constitute and appoint Purchaser and its successors and assigns, effective as of the Closing Date, as Sellers true and lawful attorney in fact in connection with the transactions contemplated by this instrument, with full power of substitution, in the name and stead of each Seller but on behalf of and for the benefit of Purchaser and its successors and assigns, to demand and receive any and all of the Acquired Assets and to give receipt and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute, in the name of each Seller or otherwise, for the benefit of Purchaser or its successors and assigns, proceedings at law, in equity, or otherwise, which Purchaser or its successors or assigns reasonably deem proper in order to collect or reduce to possession or endorse any of the Acquired Assets and to do all acts and things in relation to the Acquired Assets that Purchaser or its successors or assigns reasonably deem desirable.

8.	INDEMNIFICATION.

8.1.          Survival of Representations, Warranties, Covenants and Indemnities.

(a)     Representations, Warranties, Covenants and Indemnities of Sellers. All of the representations and warranties of Sellers (except for those contained in Sections 3.2 (Authorization), 3.5 (Brokers’ Fees), 3.6 (Title to Assets), 3.8(b) (Operations in Ordinary Course), 3.10 (Taxes), 3.13 (Benefit Plans), 3.16 (Environmental Matters) and 3.24 (Regulatory Matters)) contained herein or in any document, certificate or other instrument required to be delivered hereunder shall survive the Closing and continue in full force and effect until the third anniversary of the Closing Date. The representations and warranties of Sellers contained in Sections 3.2 (Authorization), 3.5 (Brokers’ Fees), 3.6 (Title to Assets), 3.8(b) (Operations in Ordinary Course), 3.10 (Taxes), 3.13 (Benefit Plans), 3.16 (Environmental Matters) and 3.24 (Regulatory Matters) shall survive the Closing and shall continue in full force and effect without limit as to time. The expiration of any survival period with respect to any representation and warranty, however, shall not affect any claim for any breach of any representation or warranty if (a) an Indemnification Certificate is given to the breaching party or parties prior to such termination date or (b) such breach is a result of fraud. All covenants and other indemnities of Sellers in this Agreement or in any document or certificate delivered hereunder shall, unless otherwise specifically provided herein or therein, remain in full force and effect forever.

(b)     Representations, Warranties, Covenants and Indemnities of Purchaser. All of the representations and warranties of Purchaser contained in Section 4 (except for those contained in Sections 4.2 (Authorization), 4.6 (Brokers’ Fees) and 4.8 (Valid Issuance of Share Consideration)) shall survive the Closing and shall continue in full force and effect until the third anniversary of the Closing Date, and for each Contingent Payment paid to Sellers in the form of Share Consideration, until the third anniversary of such payment. The representations and warranties of Purchaser contained in Sections 4.2 (Authorization), 4.6 (Brokers’ Fees) and 4.8 (Valid Issuance of Share Consideration)) shall survive the Closing and shall continue in full force and effect without limit as to time. The expiration of any survival period with respect to any representation and warranty, however, shall not affect any claim for any breach of any representation or warranty if (a) an Indemnification Certificate is given to the breaching party or parties prior to such termination date or (b) such breach is a result of fraud. All covenants and other indemnities of Purchaser in this Agreement or in any document or certificate delivered hereunder shall, unless otherwise specifically provided herein or therein, remain in full force and effect forever.

8.2.          Indemnity by Sellers.

(a)     Sellers hereby agree to indemnify, defend and hold harmless Purchaser, each of Purchaser’s Affiliated Persons and members, and each officer, employee, agent, advisor, member and manager of the foregoing Persons (collectively, the “Purchaser Indemnified Parties”) against and in respect of all Losses arising out of or resulting from:

(1)     any breach of any representation or warranty made by a Seller herein or in any Seller’s Ancillary Document (as each such representation or warranty would read if all materiality (including Material Adverse Effect) provisions were not contained therein);

(2)     any breach or nonfulfillment by a Seller of, and any noncompliance by a Seller with, any covenant, agreement or obligation contained herein or in any Seller’s Ancillary Document;

(3)     the ownership of the Acquired Assets and the operation of the Business prior to the Closing;

(4)     any fraudulent action, and any violation of any criminal law, by a Seller;

(5)     any transfer or similar Taxes incurred as a result of the sale of the Acquired Assets to Purchaser and any other Taxes for which Sellers are liable; and

(6)     any liability of Sellers which is not an Assumed Liability (including any liability that becomes a liability of Purchaser under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law) including, without limitation, any liability under Section 2.4.

(b)     The applicable Purchaser Indemnified Party shall provide each applicable Seller with an Indemnification Certificate for any claim made in respect of the indemnification provided in this Section 8.2, whether or not arising out of a claim by a third party.

8.3.          Indemnity by Purchaser.

(a)     Purchaser hereby agrees to indemnify, defend and hold harmless Sellers and Sellers’ respective directors, officers, employees, agents, advisors, members, managers and Affiliated Persons (collectively, the “Seller Indemnified Parties”) against and in respect of all Losses arising out of or resulting from:

(1)     any breach of any representation or warranty made by Purchaser herein or in any Purchaser’s Ancillary Document (as each such representation or warranty would read if all materiality (including Material Adverse Effect) provisions were not contained therein);

(2)     any breach or nonfulfillment by Purchaser of, or any noncompliance by Purchaser with, any covenant, agreement or obligation contained herein or in any Purchaser’s Ancillary Document;

(3)     the ownership of the Acquired Assets and the operation of the Business on or after the Closing;

(4)     any fraudulent action, and any violation of any criminal law, by Purchaser; and

(5)     any liability that is an Assumed Liability.

(b)     The applicable Seller Indemnified Party shall provide Purchaser with an Indemnification Certificate for any claim made in respect of the indemnification provided in this Section 8.3 whether or not arising out of a claim by a third party.

8.4.          Matters Involving Third Parties.

(a)     Notice of Third Party Claims. If any third party shall notify any party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any Indemnifying Party under this Section 8, then the Indemnified Party shall promptly give each Indemnifying Party an Indemnification Certificate; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(b)     Right of Indemnifying Party to Defend Third Party Claims. Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 90 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim for which the Indemnifying Party is ultimately liable under this Section 8, (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iii) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the reasonable judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party and (iv) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently; provided that clauses (ii) and (iii) above shall not apply where any third party who brings a Third Party Claim against the Indemnified Party also brings a claim against the Indemnifying Party in a single lawsuit; provided further, that in the event that a Third Party Claim is brought against the Indemnifying Party and the Indemnified Party in a single lawsuit but such Third Party Claim is brought against the Indemnifying Party subsequent to the claim being brought against the Indemnified Party, then the Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (I) the Indemnifying Party shall notify the Indemnified Party in writing within 90 days after such Third Party Claim is brought against the Indemnifying Party that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim for which the Indemnifying Party is ultimately liable under this Section 8 and (II) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(c)     Right of Indemnified Party to Participate in Defense of Third Party Claims. So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.4(b), (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld) and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless written agreement is obtained releasing the Indemnified Party from all liability thereunder.

(d)     Right of Indemnified Party to Defend Third Party Claims. In the event any of the conditions in Section 8.4(b) is or becomes unsatisfied and the rights of the Indemnified Party are adversely affected thereby, however, (i) the Indemnified Party may defend against the Third Party Claim in any manner it may reasonably deem appropriate, (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys’ fees and expenses) and (iii) the Indemnifying Parties will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim for which the Indemnifying Parties are liable under this Section 8; provided, however, that the Indemnified Party shall not consent to any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Parties, which consent shall not be unreasonably withheld or delayed; provided further, however, that, in the event that it is determined in a final judgment that the Indemnified Party is not entitled to indemnification for any Losses in connection with any Third Party Claim, then the Indemnified Party shall promptly pay to the Indemnifying Party any amount it received under clause (ii) of this Section 8.4(d) with respect to such Third Party Claim.

8.5.          Procedures for Resolution of Claims for Indemnification.

(a)     Indemnification Certificate. If any Losses shall be paid or accrued by any Indemnified Party or a claim shall be asserted against any Indemnified Party, or a proceeding shall be pending which may give rise to any Losses with respect to which such Indemnified Party would be entitled to be indemnified hereunder by any Indemnifying Party, such Indemnified Party shall deliver a certificate (an “Indemnification Certificate”) signed by such Indemnified Party, to each Indemnifying Party which Indemnification Certificate shall:

(1)     state that such Indemnified Party has paid or properly accrued Losses, or that a claim has been asserted against such Indemnified Party, or a proceeding is pending, which claim or proceeding may, in such Indemnified Party’s judgment, result in the incurrence of Losses to which such Indemnified Party is entitled to indemnification pursuant hereto; and

(2)     specify in reasonable detail each individual item of paid or accrued Losses or each such claim or proceeding and the amount of such paid or accrued Losses or the amount of Losses that may, in such Indemnified Party’s judgment, arise from such claim or proceeding.

(b)     Objections to Claims. If any Indemnifying Party shall object to the indemnification sought by any Indemnified Party in respect of any claim or claims specified in any Indemnification Certificate, such Indemnifying Party shall, within 30 days after delivery to such Indemnifying Party of such Indemnification Certificate, deliver in writing to such Indemnified Party an objection to such Indemnification Certificate to such effect, and such Indemnifying Party and such Indemnified Party shall, within the 30-day period beginning on the date of delivery to such Indemnified Party of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which such Indemnifying Party shall have so objected. If such Indemnified Party and such Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, such Indemnified Party and such Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement.

(c)     Submission to Arbitration. Any claim specified in any Indemnification Certificate with respect to which any Indemnified Party and any Indemnifying Party shall fail to reach an agreement within the 30-day period specified in Section 8.5(b) shall be submitted to arbitration in Dallas, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award of the arbitrators may be entered in any court of competent jurisdiction. The costs of such arbitration shall be borne as determined by the arbitrator.

(d)     Agreed Claims. Claims specified in any Indemnification Certificate to which any Indemnifying Party shall not object in writing within 30 days after receipt by such Indemnifying Party of such Indemnification Certificate, claims covered by a memorandum of agreement of the nature described in Section 8.5(b) and claims which shall have been determined as provided in Section 8.5(c) are referred to collectively as “Agreed Claims”.

(e)     Payment by Cash or Stock. Any Agreed Claim shall be satisfied by the applicable Indemnifying Party by delivering to the applicable Indemnified Party the amount of such Agreed Claim in either cash or by wire transfer of other immediately available funds by Sellers to Purchaser, or by transfer of Purchaser stock with a value on the date of transfer equal to the amount of the Agreed Claim. Notwithstanding the foregoing:

(1)     if any Purchaser Indemnified Party shall not have received the amount of any such Agreed Claim owing to such Purchaser Indemnified Party in cash by wire transfer or other immediately available funds within 10 days after (A) receipt by Sellers of any Indemnification Certificate to which Sellers shall have failed to respond within 30 days after delivery to it of such Indemnification Certificate, (B) the execution of a memorandum of agreement of the nature described in Section 8.5(b) or (C) a final judgment of an arbitrator as provided in Section 8.5(c), then (1) interest at the rate of 5% per annum shall begin to accrue on the amount of such Agreed Claim and (2) the applicable Purchaser Indemnified Party, at its sole option, shall have the right (y) to receive from Sellers a payment in an aggregate amount equal to the sum of (I) the amount of such Agreed Claim (or any portion thereof) plus (II) all such accrued interest thereon, and (z) to withhold payment of an aggregate amount equal to the sum of (I) the amount of such Agreed Claim (or any portion thereof) plus (II) all such accrued interest thereon, from any amounts owing by Purchaser to Sellers (including any payments owed under this Agreement); and

(2)     if any Seller Indemnified Party shall not have received the amount of any such Agreed Claim owing to such Seller Indemnified Party in cash by wire transfer or other immediately available funds within 10 days after (A) receipt by Purchaser of any Indemnification Certificate to which Purchaser shall have failed to respond within 30 days after delivery to it of such Indemnification Certificate, (B) the execution of a memorandum of agreement of the nature described in Section 8.5(b) or (C) a final judgment of an arbitrator as provided in Section 8.5(c), then (1) interest at the rate of 5% per annum shall begin to accrue on the amount of such Agreed Claim and (2) the applicable Seller Indemnified Party shall have the right (y) to receive from Purchaser a payment in an amount equal to the sum of (I) the amount of such Agreed Claim (or any portion thereof) plus (II) all such accrued interest thereon and (z) to withhold payment of an aggregate amount equal to the sum of (I) the amount of such Agreed Claim (or any portion thereof) plus (II) all such accrued interest thereon, from any amounts owing by Sellers to Purchaser (including any payments owed under this Agreement).

Notwithstanding the foregoing in Section 8.5(b) through (e), to the extent that the liability in principle (but not amount) for any Loss is not determinable as between the applicable Indemnified Party and the applicable Indemnifying Party, the application of (b) through (e) of this Section 8.5 shall be deferred with respect to such Loss until such time that the applicable Indemnified Party provides a further Indemnification Certificate to the applicable Indemnifying Party pursuant to Section 8.5(a) relating to such Loss and such liability is determinable. In addition, notwithstanding the foregoing in Section 8.5(e), to the extent that any portion of a Loss relating to an Agreed Claim has not been incurred, suffered or paid, or is not then payable, by the applicable Indemnified Party, then the obligation of the applicable Indemnifying Party to satisfy the Agreed Claim by delivering to the applicable Indemnified Party the amount of such Agreed Claim shall be deferred with respect to such portion of such Loss that has not been incurred, suffered or paid or, is not then payable, by such applicable Indemnified Party until such time that the applicable Indemnified Party has incurred, suffered or paid such portion of such Loss or such portion of such Loss becoming payable by such Indemnified Party, whichever occurs earliest.

(f)     Any indemnity payment hereunder will be treated as an adjustment to the purchase price for all Tax purposes.

8.6.          Limitations on Indemnification.

(a)     Subject to the last sentence of this Section 8.6(a), Purchaser Indemnified Parties shall not assert any claim for indemnification of any Losses under Section 8.2(a)(1) until such time as the aggregate amount of all such Losses shall exceed $50,000.00 (the “Deductible”), in which event Sellers shall only be required to pay or be liable for Losses in excess of the Deductible. Subject to the last sentence of this Section 8.6(a), the aggregate liability of Sellers for indemnification claims under Section 8.2(a)(1) shall be limited to the aggregate amount paid (regardless of the form of payment) by Purchaser to the Sellers under Sections 2.5 through 2.8 (the “Cap”). Notwithstanding any provision of this Section 8 to the contrary, the Deductible shall not apply to any indemnification claim with respect to any breach by Sellers of any representation or warranty contained in any of Sections 3.2 (Authorization), 3.5 (Brokers’ Fees), 3.6 (Title to Assets), 3.8(b) (Operations in Ordinary Course), 3.10 (Taxes), 3.13 (Benefit Plans), 3.16 (Environmental Matters), 3.21 (Litigation) and 3.24 (Regulatory Matters), or (ii) as a result of any fraudulent action, which are limited to an aggregate amount, together with any other liability of Sellers for indemnification claims pursuant to this Section 8.6, equal to the Cap.

(b)     Subject to the last sentence of this Section 8.6(b), Seller Indemnified Parties shall not assert any claim for indemnification of any Losses under Section 8.3(a)(1) until such time as, and to the extent that, the aggregate amount of all such Losses shall exceed the Deductible, in which event Purchaser shall only be required to pay or be liable for Losses in excess of the Deductible. Subject to the last sentence of this Section 8.6(b), the aggregate liability of Purchaser for indemnification claims under Section 8.3(a)(1) shall be limited to the Cap. Notwithstanding any provision of this Section 8 to the contrary, the Deductible shall not apply to any indemnification claim under this Section 8 (i) with respect to any breach by Purchaser of any representation or warranty contained in any of Sections 4.2 (Authorization), 4.6 (Brokers’ Fees) and 4.8 (Valid Issuance of Share Consideration) and or (ii) as a result of any fraudulent action.

(c)     Except as provided in Sections 7.6 and 9.9, if the Closing occurs, indemnification pursuant to this Section 8 shall be the exclusive remedy for any breach of this Agreement (including any representation, warranty and covenant contained in this Agreement), other than in respect of claims based on conduct constituting fraud or intentional misrepresentation.

8.7.          Right of Setoff. Subject to the terms of this Agreement, any amounts payable to Purchaser under this Section 8 may, at Purchaser’s election, be paid by set-off against any Contingent Payment. The exercise by Purchaser of such right of set-off, whether or not ultimately determined to be justified, will not constitute an event of default by Purchaser under this Agreement. Neither the exercise nor the failure to exercise such right of set-off will constitute an election of remedies or limit Purchaser in any manner in the enforcement of any other remedies that may be available to it, and nothing set forth in this Section 8.7 shall limit Sellers’ indemnification obligations hereunder for Losses in excess of amounts payable under this Agreement.

9.	MISCELLANEOUS.

9.1.          Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by (i) hand delivery; (ii) certified mail, return receipt requested, postage prepaid; (iii) a nationally recognized overnight courier; or (iv) fax, addressed as follows or to such other address or addresses of which the respective party shall have notified the other party in accordance with this Section 9.1.

If to Sellers, to:	The Williams Financial Group, Inc. CityPlace Tower 2711 N. Haskell Avenue, Suite 2900 Dallas, Texas 75204 Attention: Claude Connelly and Wilson Williams

with a copy to:	James A. Skochdopole Bell Nunnally & Martin LLP 3232 McKinney Avenue, Suite 1400 Dallas, TX 75204

If to Purchaser, to:	National Holdings Corporation 410 Park Avenue New York, NY 10022 Attention: Glenn Worman

with a copy to:	Alston & Bird LLP 90 Park Avenue New York, NY 10016 Attention: Mark F. McElreath and James H. Sullivan

9.2.          Expenses of Transaction. Whether or not the transactions provided for herein are consummated, each party hereto will assume and bear all expenses, costs and fees incurred by such party in connection with the preparation, negotiation and execution of this Agreement and the transactions contemplated hereby. All transfer and other Taxes incurred in connection with the transfer of the Acquired Assets shall be paid by Sellers when due, and Sellers will, at Sellers’ own expense, file all necessary Tax returns and other documentation with respect to all such transfer and other Taxes.

9.3.          Entire Agreement. The agreement of the parties that is comprised of this Agreement, the Exhibits and Schedules hereto and the other documents referred to herein sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, whether oral or written, relating to the subject matter of this Agreement.

9.4.          Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of Purchaser and Sellers. This Agreement and any rights hereunder shall not be assigned, hypothecated or otherwise transferred by any party hereto without the prior written consent of the other parties hereto, which consent shall not unreasonably be withheld; provided, however, that Purchaser may, without the consent of any other party, assign any or all of its rights and obligations hereunder (a) to any of its Affiliated Persons, so long as Purchaser guarantees the obligations of such Affiliated Person and (b) to any Person that acquires Purchaser upon a Change of Control; it being understood and agreed that the issuance and/or sale at any time of additional securities of or interests in Purchaser by Purchaser to any Person or Persons shall in no event be deemed to be an assignment hereunder. Any assignment in contravention of this provision shall be void.

9.5.          Governing Law, etc. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Except as set forth in Section 8.5(c), each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Texas and of the United States of America located in the State of Texas for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, and each of the parties hereto agrees not to commence any action, suit or proceeding relating hereto or thereto except in such courts. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, or the transactions contemplated hereby or thereby, in the courts of the State of Texas or the United States of America located in the State of Texas, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys’ fees.

9.6.          Waiver of Various Matters.

(a)     TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVER IN THIS SECTION 9.6.

(b)     EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE PARTIES EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY OR SUITABILITY AS TO ANY OF THE ASSETS OR THE BUSINESS.

9.7.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one and the same instrument.

9.8.          Headings. The headings contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Agreement.

9.9.          Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that, without posting bond or other undertaking, the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which it may be entitled, at law or in equity. Each party further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert as a defense that a remedy at law would be adequate.

9.10.        Severability; Remedies Cumulative. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found by a court or other regulatory authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. The rights and remedies of the parties to this Agreement are cumulative and not alternative, and each party shall have the right in any particular circumstance to enforce any provision of this Agreement without regard to the availability of a remedy under any other provision of this Agreement.

9.11.        Waiver; Amendment. Any provision of this Agreement may be (a) waived in writing by the party benefiting by the provision, or (b) amended or modified at any time (including the structure of the transactions contemplated hereby) by an agreement in writing among the parties hereto. No waiver by any party of any breach of any representation, warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach of any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

9.12.        No Third Party Beneficiaries. This Agreement, the Exhibits and Schedules hereto, the Disclosure Schedule, and the documents and instruments and other agreements among the parties hereto referenced herein are not intended to, and shall not, confer upon any other person any rights or remedies hereunder, nor create any right, claim or remedy of any nature whatsoever, including any rights of employment for any specified period and/or any employee benefits in favor of any Person, other than the Parties hereto and their respective successors and permitted assigns; provided, that the Indemnified Parties are express third-party beneficiaries of Article 8.

9.13.        Termination. This Agreement may, by written notice, be terminated at any time prior to the Closing:

(a)     by consent of Sellers and Purchaser;

(b)     by either Sellers or Purchaser at any time after June 30, 2017, if the Closing shall not theretofore have occurred; provided, however, that the right to terminate this Agreement under this Section 9.13(b) shall not be available to Purchaser if its failure to fulfill or breach of any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date and shall not be available to Sellers if Sellers’ failure to fulfill or breach of any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

(c)     by either Sellers or Purchaser in the event of the breach by the other party of (i) any representation or warranty contained herein or in any Purchaser’s Ancillary Document or Seller’s Ancillary Document which has resulted or is reasonably likely to result in a Material Adverse Effect with respect to the breaching party, or (ii) any agreement contained herein, which breach cannot be or has not been cured within 30 days after written notice to the party committing such breach and which has resulted or is reasonably likely to result in a Material Adverse Effect with respect to the breaching party; provided, however, that, notwithstanding the foregoing, a party in material breach of any provision of this Agreement may not terminate this Agreement pursuant to this Section; and

(d)     by either Sellers or Purchaser if any permanent injunction or action by any court or other governmental agency or body of competent jurisdiction enjoining, denying approval of or otherwise prohibiting consummation of any of the transactions contemplated by this Agreement shall become final and nonappealable; provided, however, that, notwithstanding the foregoing, a party who has sought such an injunction or asked such court or other governmental agency or body to take any such action may not terminate this Agreement pursuant to this Section.

9.14.        Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to Section 9.13, (a) this Agreement shall become void and have no effect except that Sections 7.7(c) through 7.7(f), 8 and 9 (except 9.3 and 9.13) shall survive any termination of this Agreement, (b) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liability or damages arising out of any breach of any provision of this Agreement by any party prior to the date of termination, unless the termination is effected pursuant to Section 9.13(d) and (d) Purchaser agrees not to solicit any of any Seller’s clients for a period of two years from the effective date of such termination.

[The rest of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

Purchaser:

National Holdings Corporation

By:  /s/ Michael A Mullen

Name: Michael A Mullen

Title: President and Chief Executive Officer

Sellers:

WFG Investments, Inc.

By:  /s/ Wilson Williams

Name: Wilson Williams

Title: Chief Executive Officer

WFG Advisors, LP

By:  /s/ Wilson Williams

Name: Wilson Williams

Title: Chief Executive Officer

WFG Strategic Alliance, Inc.

By:  /s/ Wilson Williams

Name: Wilson Williams

Title: Chief Executive Officer

Advisory Marketing Services, LLC

By:  /s/ Wilson Williams

Name: Wilson Williams

Title: Chief Executive Officer

WFG Management Services, Inc.

By:  /s/ Wilson Williams

Name: Wilson Williams

Title: Chief Executive Officer

Exhibit A

Calculation

of

Earn-Out Payment

Williams Acquisition Pro Forma	Exhibit A
Initial Consideration Earn Out Schedule
a/o January 31, 2017

	(1)	(1/2)	(1/2)	(3)	(3)	(4)	(4)	Earn-out
		Shares	Shares	Share Value	Share Value	Total	Total	Benchmark
	Cash	@$3.25	@$2.00	(@$3.25)	(@$2.00)	Value @$3.25	Value @$2.00	(Revenue )

Acquisition Economics	$1,000,000	1,700,000	2,762,500	$5,525,000	$5,525,000	$6,525,000	$6,525,000

At Close	$1,000,000	700,000	1,137,500	$2,275,000	$2,275,000	$3,275,000	$3,275,000

Year One Anniversary	-	333,333	541,667	1,083,332	1,083,333	1,083,332	1,083,333	$40,000,000

Year Two Anniversary	-	333,333	541,667	1,083,332	1,083,333	1,083,332	1,083,333	42,500,000

Year Three Anniversary	-	333,334	541,667	1,083,336	1,083,333	1,083,336	1,083,333	45,000,000

Total Value	$1,000,000	1,700,000	2,762,500	$5,525,000	$5,525,000	$6,525,000	$6,525,000

Notes:

1.	Cash upfront. Share component to be paid at National 's descretion in Shares, Warrants, Cash, etc.
2.

Shares totaling 1.7 million at $3.25 per share. Includes 300,00 shares for Broker Incentives. A valuation floor of $2.00 per share is agreed, therefore the maximum total value pre synergies equals $6.525 million. Remaining shares vest over 3 years, dependent on revenue targets of $40, $42.5 and $45 million over succeeding years. If revenue targets are not hit, shares are held back proportionally (e.g. year one $35MM rev. = 87.5% - holdback equals 41,667 shares (12.5% x 333,333 shares)); can be earned back in year two.

3.	Share value assumes a range of $3.25 per share to a floor of $2.00 per share. If National's stock price falls below $2.00, shares are not adjusted to account for the value decline.
4.	Total value assumes a range in share price from a high of $3.25 to $2.00 per share plus $1 million cash at close.

Williams Acquisition Pro Forma - Gross Margin Impact on Synergy Earn-out	Exhibit A

Issue/Purpose:

Since revenue alone will be the basis for determining if the initial deal consideration is paid and vests over the first three years of the deal, National requires downside protection on purchased profit. The simplist way for this to be calculated and measured is to require gross profit to meet historical percentages.

The benchmark calculation is noted below, as are two examples of how either exceeding or falling short of the target gross margin will impact any incremental earn-out via synergies generated. Regarding synergies, the agreement calls for National and Williams to share synergies, as defined on page 3, 50/50. If gross margin falls short of the benchmark target, any incremental earn-out reduces Williams' share of the earn-out.

The remaining operating expense base will be largely controllable by National, so in a declining market, operating costs could be reduced. Additionally, by holding back synergy earn-out, any operating expense that could not be easily reduced would be offset by reduced deal payments to Williams.

		Upside	"Mix"	Downside
	Target	Example	Example	Example

Revenue	$40,000,000	$45,000,000	37,500,000	$30,000,000

Gross Margin Percentage	17.5%	18.5%	20.0%	15.0%

Gross Margin	$7,000,000	$8,325,000	$7,500,000	$4,500,000

Variance to Target	$-	$1,325,000	$500,000	$(2,500,000)

In the Upside Example, gross margin % exceeds the target by 1%, and revenue exceeds the target by $5 million. The result would be an increase in synergies of $1.325 million which would be shared 50/50.

In the "Mix" Example, gross margin % exceeds the target by 2.5%, and revenue falls short of the target by $2.5 million. The result would be an increase in synergies of $.5 million which would be shared 50/50.

In the Downside Example, gross margin % declines to 15% and revenue falls short of target by $10 million. This would eliminate Williams' share of the currently estimated expense synergies of $3.5 million ($1.75 million) by $2.5 million, resulting in no synergy share in this example (($3.5/2)-$2.5 million), versus $1.75 million ($3.5 million/2).

Williams Acquisition Pro Forma - Synergy Matrix	Exhibit A

Synergy	Yes	No	Notes:

Incremental/Deficit Gross Margin vs. Target	X		See previous page

Executives:
Claude Connelly	X		COO NSC - required regardless
Ed Kern		X	Add to Finance Transition and other projects
Thomas Kowalczyk	X		Head of Products and Investments - required regardless
Robert Schlangen	X		Potential Head of Supervision
David Williams		X	Transition - revenue protection - relationship management
Wilson Williams		X	Transition - revenue protection - relationship management

Staff Reductions:
Operations	X		To the extent reduced - either firm staff
Technology	X		To the extent reduced - either firm staff
Finance	X		To the extent reduced - either firm staff
Human Resources	X		To the extent reduced - either firm staff
Legal	X		To the extent reduced - either firm staff
Compliance	X		To the extent reduced - either firm staff
Supervision	X		To the extent reduced - either firm staff

Real Estate	X		Assume 50% of Dallas headquarters sub-let

Software/Tech Costs	X		Platforms/costs reduced or eliminated.

E&O	X		National's policy only required, net of any increase

NFS Clearing	X		Better deal on variable costs - breakpoints, better terms (Williams)

NAM Platform (Envestnet)	X		Platform duplication elimination/efficiencies.

Audit Fees	X

Synergy Calculation:

Each of the First Three Years: ((Revenue Generated X Gross Margin %) - (Revenue Benchmark X Gross Margin Benchmark)), plus:
(Williams' Annual Operating Expenses at close - Remaining Operating Expenses recorded in the "Williams Segment of National), plus:
Any specifically identified savings within the National organization operating expense structure, less
Any specifically identified additional expense incurred/required within the National organization operating cost structure.

 EXHIBIT B

FORM OF
ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made and delivered this [ ] day of [          ], 2017 by NATIONAL HOLDINGS CORPORATION., a Delaware corporation (“Purchaser”) to The Williams Financial Group, Inc., a Texas corporation, WFG Investments, Inc., a Texas corporation, WFG Advisors, LP, a limited partnership organized under the laws of Texas, WFG Strategic Alliance, Inc., a Texas corporation, Advisory Marketing Services, LLC, a Texas limited liability company, and [WFG Management Services, Inc., a Texas corporation], (each a “Seller”, and collectively the “Sellers”).

WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of [_____, 2017] (the “Agreement”), buy and among Buyer and Sellers, Sellers have agreed to sell to Buyer and Buyer has agreed to purchase from Sellers, for the consideration and upon the terms and conditions set forth in the Agreement, all of Seller’s right, title and interest in and to the Acquired Assets as the same are described in the Agreement;

WHEREAS, pursuant to Section 2 of the Agreement, Buyer has agreed to assume certain obligations of the Sellers as partial consideration for the purchase of the Acquired Assets; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.

NOW, THEREFORE, pursuant to the Agreement and in consideration of the foregoing premises, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1.     Buyer Assumption. Buyer hereby assumes responsibility for the performance, payment and satisfaction of the Assumed Liabilities as the same are defined and designated in the Agreement. Buyer shall assume no debt, liability or obligation of the Sellers, other than the Assumed Liabilities, by this Assignment and Assumption Agreement.

2.     The Asset Purchase Agreement. Nothing contained in this Assignment and Assumption Agreement shall be deemed to supersede, diminish, enlarge on or modify any provision of, any of the obligations, agreements, covenants or representations and warranties of Sellers or Buyer contained in the Agreement (all of which survive the execution and delivery of this Assignment and Assumption Agreement as provided, and subject to the limitations set forth, in the Agreement). If any conflict exists between the terms of this Assignment and Assumption Agreement and the Agreement, then the terms of the Agreement shall govern and control.

3.     Governing Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Assignment and Assumption Agreement.

4.     Successors and Assigns. The provisions of this Assignment and Assumption Agreement shall be binding upon and inure to the benefit of the Sellers and Buyer and their respective successors and assigns.

5.     Further Assurances. The parties shall from time to time after the date hereof at the request of the other, and without further consideration, execute and deliver to the other such additional instruments of assumption and other related documents in addition to this Assignment and Assumption Agreement as the parties shall reasonably request to evidence more fully the assumption by Buyer of the Assumed Liabilities.

6.     Counterparts. This Assignment and Assumption Agreement may be executed in any number of counterparts, each of which shall be an original, and all of such counterparts shall constitute one and the same Assignment and Assumption Agreement, binding on all parties notwithstanding that all of the parties are not signatories to the same counterpart.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed in their names as of the date first written above.

NATIONAL HOLDINGS CORPORATION

By:
Name:
Title:

THE WILLIAMS FINANCIAL GROUP, INC

By:
Name:
Title:

WFG INVESTMENTS, INC.

By:
Name:
Title:

WFG ADVISORS, LP

By:
Name:
Title:

WFG STRATEGIC ALLIANCE, INC.

By:
Name:
Title:

[Signature Page to the Assignment and Assumption Agreement]

ADVISORY MARKETING SERVICES, LLC

By:
Name:
Title:

WFG MANAGEMENT SERVICES, INC.

By:
Name:
Title:

[Signature Page to the Assignment and Assumption Agreement]

EXHIBIT C

FORM OF
TRADEMARK ASSIGNMENT AGREEMENT

This TRADEMARK ASSIGNMENT AGREEMENT (“Agreement”) is made effective as of ______, 2017 (“Effective Date”), and is entered into by and between ______________________________ (“Assignors” and each an “Assignor”), and National Holdings Corporation, a Delaware corporation (“Assignee”).

RECITALS

WHEREAS, pursuant to the Asset Purchase Agreement dated as of _______, 2017, as amended from time to time prior to the date hereof, by and among The Williams Financial Group, Inc., a Texas corporation, WFG Investments, Inc., a Texas corporation, WFG Advisors, LP, a limited partnership organized under the laws of Texas, WFG Strategic Alliance, Inc., a Texas corporation, Advisory Marketing Services, LLC, a Texas limited liability company, and [WFG Management Services, Inc., a Texas corporation] and Assignee (the “Purchase Agreement”), Assignor agreed to sell, assign, transfer, convey, and deliver, and cause to be sold, assigned, transferred, conveyed, and delivered, to Assignee all of Assignor’s right, title and interest in and to certain Intellectual Property (the “Transferred Trademarks”).

WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein will have the meanings set forth in the Purchase Agreement, and any reference to Assignor in this agreement shall mean all Assignors.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the parties as follows:

1.     Effective as of the Effective Date, and by its execution of hereof, Assignor hereby irrevocably sells, assigns, transfers, conveys, and delivers all of Assignor’s and its Affiliate’s right, title, and interest for all jurisdictions throughout the world, including all countries and political entities, in and to:

a.     the Transferred Trademarks, including, without limitation, the Trademarks described on Schedule A, attached hereto and made a part hereof (collectively with the Transferred Trademarks, the “Assigned Marks”), including those that are registered and those that are pending registration;

b.     any and all goodwill associated with the Assigned Marks and in the business, products, and services symbolized by the Assigned Marks, including any and all rights, priorities, and privileges of Assignor under the laws of the United States and any of its states, the laws of any other jurisdiction, multinational law, and any compact, treaty, protocol, convention, or organization, and all common law rights;

c.     any and all income, royalties or payments due, accrued, or payable as of the Effective Date or thereafter, proceeds, claims, causes of action, and rights to enforce, sue for, and recover or collect from past, existing, and future infringement, misappropriation, or other violation or impairment of any of the Assigned Marks; and

d.     any and all applications and registrations of the Assigned Marks that Assignor holds or controls, including, without limitation, the right to file additional trademark applications and to all resulting registrations.

2.     The Assigned Marks are conveyed subject to any and all licenses or use rights to the Assigned Marks that may have been granted by Assignor or its predecessors-in-interest with respect thereto prior to the Effective Date.

3.     Assignor agrees that from time to time, at the reasonable request of Assignee and at Assignee’s expense, Assignor shall execute and deliver such other documents and take such other actions as Assignee may reasonably request to effectuate Assignor’s assignment, transfer, and conveyance of the Assigned Marks of this Agreement and the transactions contemplated by this Agreement and the Purchase Agreement (including any documentation to perfect and record the rights granted hereunder in the Assigned Marks in any jurisdiction through the world). Assignor acknowledges and agrees that Assignee may perfect and record this Agreement or such other documentation in any jurisdiction throughout the world, and that Assignor shall cooperate therewith. The Assignee hereby requests and the Assignor hereby grants to the Assignee and its legal representatives all rights necessary to record this Agreement or such other documentation with the United States Patent and Trademark Office and any similar intellectual property office or government agency in any jurisdiction throughout the world. Assignor does hereby make, constitute and appoint Assignee (and any officer or agent of Assignee as Assignee may select in its exclusive discretion) as Assignor’s true and lawful attorney-in-fact, with the power to endorse Assignor’s name on all applications, documents, papers and instruments solely as necessary to implement and effect fully the express intentions, purposes and provisions of this Agreement, including, but not limited to, the filing of any instrument of assignment and documents related thereto to effect such assignment in the United States Patent and Trademark Office and other patent offices and intellectual property governmental offices in any jurisdiction throughout the world; provided, however, that Assignee shall only be entitled to exercise its rights under this power of attorney with respect to any of the foregoing actions to the extent that Assignor has failed to take such action at the request of Assignee and following ten (10) days prior written notice to Assignor of the exercise of such rights. This power of attorney is coupled with an interest and shall be irrevocable.

4.     This Agreement is intended to evidence the consummation of the sale, assignment, and transfer by Assignor of the Assigned Marks pursuant to the Purchase Agreement. Assignor and Assignee each hereby acknowledges and agrees that nothing in this Agreement, express or implied, is intended to or shall be construed to modify, expand, or limit in any way the terms of the Purchase Agreement or constitute a waiver or release by any party of any rights, liabilities, duties, or obligations granted to or imposed upon any of them by the terms of the Purchase Agreement. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

5.     This Agreement may be executed in one or more counterparts and delivered via facsimile, pdf, or other electronic means, each of which shall be deemed an original as against the party that signed it and all of which shall together constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Notwithstanding the foregoing, if counterpart signatures are delivered by electronic means, each party shall promptly thereafter exchange original, ink-signed signatures to the other party.

6.     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.     This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflicts of law principles of such state.

[Signatures On Following Page]

IN WITNESS WHEREOF, the undersigned has caused this Trademark Assignment Agreement to be duly executed and delivered as of the Effective Date.

ASSIGNOR:

By:
Name:
Title:

Sigature Page to Trademark Assignment Agreement

IN WITNESS WHEREOF, the undersigned has caused this Trademark Assignment Agreement to be duly executed and delivered as of the Effective Date.

ASSIGNOR:

By:
Name:
Title:

Sigature Page to Trademark Assignment Agreement

ASSIGNEE: NATIONAL HOLDINGS CORPORATION

By:
Name:
Title:

Signature Page to Trademark Assignment Agreement

SCHEDULE A

ASSIGNED MARKS

 EXHIBIT D

FORM
BILL OF SALE

THIS BILL OF SALE is made and delivered this [     ] day of [     ], 2017 by NATIONAL HOLDINGS CORPORATION, a Delaware corporation (“Purchaser”) to The Williams Financial Group, Inc., a Texas corporation, WFG Investments, Inc., a Texas corporation, WFG Advisors, LP, a limited partnership organized under the laws of Texas, WFG Strategic Alliance, Inc., a Texas corporation, Advisory Marketing Services, LLC, a Texas limited liability company, and [WFG Management Services, Inc., a Texas corporation] (each a “Seller”, and collectively the “Sellers”).

WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of [_______, 2017] (the “Agreement”), between Buyer and Sellers, the Sellers have agreed to sell to Buyer and Buyer has agreed to purchase from Sellers, for the consideration and upon the terms and conditions set forth in the Agreement, all of Seller’s right, title and interest in and to the Acquired Assets as the same are described in the Agreement; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement;

NOW, THEREFORE, pursuant to the Agreement and in consideration of the foregoing premises, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1.     Conveyance. Each Seller hereby sells, conveys, assigns, transfers and delivers, or causes to be sold, conveyed, assigned, transferred or delivered, to Buyer and its successors and assigns all of Seller’s right, title and interest in and to the Acquired Assets as the same are defined and described in the Agreement.

2.     Undertaking of the Sellers. If, subsequent to the date hereof, any property that is part of the Acquired Assets comes into the possession of the Sellers, Sellers shall promptly deliver the same to Buyer.

3.     The Asset Purchase Agreement. Nothing contained in this Bill of Sale shall be deemed to supersede, enlarge on or modify any provision or any of the obligations, agreements, covenants, representations or warranties of Sellers or Buyer contained in the Agreement, all of which survive the execution and delivery of this Bill of Sale as provided and subject to the limitations set forth in the Agreement. If any conflict exists between the terms of this Bill of Sale and the Agreement, then the terms of the Agreement shall govern and control.

4.     Governing Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Bill of Sale.

5.     Successors and Assigns. The provisions of this Bill of Sale shall be binding upon and inure to the benefit of the Sellers and Buyer and their respective successors and assigns.

6.     Execution in Counterparts. This Bill of Sale may be executed in any number of counterparts, each of which shall be an original, and all such counterparts shall constitute one and the same document, binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, this Bill of Sale is duly executed and delivered as of the date and year first above written.

NATIONAL HOLDINGS CORPORATION

By:
Name:
Title:

THE WILLIAMS FINANCIAL GROUP, INC.

By:
Name:
Title:

WFG INVESTMENTS, INC.

By:
Name:
Title:

WFG ADVISORS, LP

By:
Name:
Title:

WFG STRATEGIC ALLIANCE, INC.

By:
Name:
Title:

[Signature Page to the Bill of Sale]

ADVISORY MARKETING SERVICES, LLC

By:
Name:
Title:

WFG MANAGEMENT SERVICES, INC.

By:
Name:
Title:

[Signature Page to the Bill of Sale]

 EXHIBIT E

CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is entered into as of this [●] day of [●], 2017, by and between National Holdings Corporation (“Purchaser”) and [●] (“Shareholder”) (together, the “Parties”).

WHEREAS, Shareholder, owns [●] percent ([●]%) of the issued and outstanding securities of one or more of The Williams Financial Group, Inc., WFG Investments, Inc., WFG Advisors, LP, WFG Strategic Alliance, Inc., Advisory Marketing Services, LLC, and WFG Management Services, Inc. (each a “Seller” and, collectively the “Sellers”);

WHEREAS, the Sellers are engaged in the “Business,” as defined in that certain Asset Purchase Agreement dated as [●], 2017, by and among Purchaser and the Sellers (the “Asset Purchase Agreement”);

WHEREAS, in connection with the Asset Purchase Agreement, Purchaser is purchasing substantially all of the assets and goodwill of the Sellers relating to the Business;

WHEREAS, Shareholder understands that, as a condition to and as part of the consideration for purchasing substantially all of the assets and goodwill of the Sellers relating to the Business pursuant to the Asset Purchase Agreement, and in order to induce Purchaser to make that purchase decision, Purchaser is requiring that Shareholder enter into this Agreement;

WHEREAS, Shareholder further understands and agrees that the value of the goodwill of the Business would be materially diminished without the covenants contained in this Agreement and recognizes the fact that Purchaser will act in reliance on this Agreement in agreeing to the terms of the Asset Purchase Agreement and in making its purchase decision; and

WHEREAS, Shareholder acknowledges that Shareholder will receive substantial monetary and other benefits from the consummation of the transactions contemplated by the Asset Purchase Agreement, and therefore is willing to enter into this Agreement in order to facilitate and obtain such benefits.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as a condition to Purchaser’s obligations under the Asset Purchase Agreement, Shareholder hereby agrees as follows:

Section 1.     Effective Date. This Agreement shall be effective as of the “Closing Date” (as defined in Section 2.7 of the Asset Purchase Agreement) and upon the due and proper execution of the Asset Purchase Agreement.

Section 2.     Non-Disclosure of Confidential Information and Trade Secrets.

(a)     Non-Disclosure. Shareholder agrees that he will not, directly or indirectly, without the prior written consent of Purchaser, transmit or disclose any Trade Secrets or Confidential Information to any Person other than Purchaser and that such Shareholder likewise will not make use of any such Trade Secrets or Confidential Information on behalf of any Persons other than Purchaser. Such restriction shall apply as long as the information at issue remains Confidential Information or a Trade Secret.

(b)     Compelled Disclosure. If Shareholder is legally required to disclose all or any portion of Confidential Information or Trade Secrets pursuant to (i) a discovery obligation imposed upon Shareholder by a Person not affiliated with Shareholder arising from an oral deposition or testimonial questions, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demands or other similar process, or (ii) direct responses to obligations of law as a result of an external legal demand, such as an unprovoked obligation owed to a public entity, and not as a result of elective action or provocation by Shareholder, Shareholder shall provide Purchaser with prompt written notice of such legal requirement so that Purchaser may seek a protective order or other appropriate remedy and/or waive compliance with this Agreement. Shareholder agrees to cooperate with Purchaser in efforts to do so. If a protective order or other remedy cannot be obtained, Shareholder agrees to disclose only that portion of the Confidential Information or Trade Secrets that Shareholder is advised by legal counsel that Shareholder is legally required to disclose. Shareholder will also exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to Confidential Information or Trade Secrets Shareholder is legally required to disclose.

“Confidential Information” for purposes of this Agreement means all information regarding Purchaser or the Sellers, their activities, businesses or clients that is the subject of reasonable efforts by Purchaser or the Sellers to maintain its confidentiality and that is not generally disclosed by practice or authority to those not employed or otherwise engaged by Purchaser or the Sellers, but that may not rise to the level of a Trade Secret under applicable law. Confidential Information shall include, but is not limited to, financial plans and data concerning Purchaser or the Sellers; management planning information; business plans; operational methods; market studies; marketing plans or strategies; product development techniques or plans; client lists; client files, data and financial information, details of client contracts; current and anticipated client requirements; identifying and other information pertaining to business referral sources; past, current and planned research and development; business acquisition plans; and new personnel acquisition plans. Confidential Information shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of Purchaser or the Sellers. This definition shall not limit any definition of “confidential information” or any equivalent term under state or federal law.

“Person” for purposes of this Agreement means any individual or any corporation, partnership, joint venture, limited liability company, association or other entity or enterprise.

“Principal or Representative” means: a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

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“Protected Employee or Independent Contractor” means: any employee or independent contractor of a Seller who was employed or engaged by the Sellers during Shareholder’s ownership.

“Trade Secret” for purposes of this Agreement means all information regarding Purchaser or the Sellers, their activities, businesses or clients, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential clients, advertisers or suppliers which is not commonly known by or available to the public and which information: (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, Trade Secret means any item of confidential information that constitutes a “trade secret(s)” under applicable common law or statutory law.

Section 3.     Non-Competition. Until the expiration of five (5) years from the Closing Date, so long as Purchaser continues to engage in the Business during such time period, and so long as Purchaser has not terminated Shareholder’s employment with Purchaser without cause, Shareholder will not, without the prior written consent of Purchaser, directly or indirectly (a) serve as an agent, employee, officer, director, or consultant for any Competing Business (as defined in Section 1.01 of the Asset Purchase Agreement) in the State of Texas (the “Territory”), or (b) own, manage, operate, join, control or participate in the ownership, management, operation or control, of, any Competing Business in the Territory, whether in corporate, proprietorship or partnership form; provided, however, that nothing in this Agreement shall prevent Shareholder from owning up to five percent (5%) of the issued and outstanding shares of any class of stock of a corporation whose shares are publicly traded.

Section 4.     Non-Interference with Clients. Until the expiration of five (5) years from the Closing Date, Shareholder will not, without the prior written consent of Purchaser, directly or indirectly, for Shareholder’s own benefit or the benefit of any Person other than Purchaser, solicit, encourage, entice or induce, or attempt to solicit, encourage, entice or induce, any Person to whom the Sellers sold any products or services during the two (2) year period prior to the Closing Date to cease purchasing products or services relating to the Business from Purchaser or to purchase products or services relating to the Business from any Person other than Purchaser; provided, however, that nothing in this Agreement shall in any way limit Seller’s ability to solicit, encourage, entice or induce, or attempt to solicit, encourage, entice or induce, any Person with respect to products or services that do not relate to the Business.

Section 5.     Non-Recruitment of Protected Employees and Independent Contractors. Shareholder understands and agrees that the relationship between the Sellers and each of their Protected Employees and Independent Contractors constitutes a valuable asset of the Sellers and may not be converted to Shareholder’s own use. Shareholder agrees that until the expiration of five (5) years from the Closing Date, Shareholder will not, directly or indirectly, on Shareholder’s own behalf or as a Principal or Representative of any other Person, solicit or induce or attempt to solicit or induce any Protected Employee or Independent Contractor to terminate his or her employment or engagement with the Business or to enter into an employment, consulting or similar relationship with any other Person within 30 days following termination of such relationship.

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Section 6.     Enforcement of Restrictive Covenants.

(a)     Rights and Remedies Upon Breach. The parties hereto specifically acknowledge and agree that the restrictive covenants contained in this Agreement are made and given by Shareholder in connection with the Asset Purchase Agreement and the sale of substantially all of the assets of the Sellers relating to the Business and the goodwill associated therewith and are necessary to protect and preserve to Purchaser the benefit of its bargain in the purchase of such business and goodwill. In the event Shareholder breaches, or threatens to commit a breach of, any of the restrictive covenants described herein, Purchaser shall have the right and remedy, to enjoin, preliminarily and permanently, Shareholder from violating or threatening to violate the restrictive covenants and to have the restrictive covenants specifically enforced by any court or tribunal of competent jurisdiction, it being agreed that any breach or threatened breach of the restrictive covenants would cause irreparable injury to Purchaser and that money damages would not provide an adequate remedy to Purchaser. Purchaser shall also have the right to require Shareholder to pay the reasonable attorneys’ fees incurred by Purchaser in enforcing the restrictive covenants if Purchaser prevails in such action. These rights and remedies shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to Purchaser at law or in equity.

(b)     Severability; Reformation. The parties acknowledge and agree that each of the restrictive covenants contained in this Agreement is reasonable and valid in time and scope and in all other respects. Each of the restrictive covenants shall be considered and construed as separate and independent covenants. Should any part or provision of any of the restrictive covenants be held invalid, void or unenforceable, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement or such restrictive covenant. The parties also agree that it is their intention that the restrictive covenants contained in this Agreement be enforced in accordance with their terms to the maximum extent possible under applicable law. The parties likewise agree that, in the event any tribunal of competent jurisdiction shall find that any provision hereof is not enforceable in accordance with its terms, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the parties in agreeing to the restrictive covenants will not be impaired and the provision in question shall be enforceable to the fullest extent of applicable law.

Section 7.     Miscellaneous Provisions.

(a)     Headings. Headings to Sections in this Agreement are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.

(b)     Governing Law; Forum. The parties agree that the validity, construction, and enforceability of this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Texas without giving effect to the conflict of laws provisions thereof. The parties further agree that the sole and exclusive forum for litigating any disputes arising under or related to the terms of this Agreement will be a court of competent jurisdiction in the State of Texas.

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(c)     Assignment. Shareholder may not assign this Agreement or any of their rights or obligations hereunder to any other Person. Purchaser may assign this Agreement without the consent of Shareholder. Any transfer or assignment in contravention of the foregoing shall be void.

(d)     Third Party Beneficiaries. The Parties acknowledge and agree that the direct and indirect parent and subsidiary companies of Purchaser are intended to be beneficiaries of this Agreement and shall have every right to enforce the terms and provisions of this Agreement.

(e)     Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.

(f)     Notices. Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, mailed properly addressed in a sealed envelope, postage prepaid by certified or registered mail, or delivered by a reputable overnight delivery service. Unless otherwise changed by notice, notice shall be properly addressed to the parties as follows:

Shareholder:

[●]
____________________
____________________
Facsimile: ____________

Purchaser:

National Holdings Corporation

410 Park Avenue

New York, NY 10022

Attention: Glenn Worman

Facsimile:

(g)     Modification; Amendment. This Agreement may not be released, changed or modified in any manner, except by an instrument in writing signed by the parties hereto.

(h)     Waiver. The failure of either party to enforce any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

(i)     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

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(j)     Acknowledgements. Shareholder acknowledges and agrees that he has read and reviewed this Agreement in its entirety and that he has been given the opportunity to ask questions about this Agreement. Shareholder further acknowledges and agrees that he has been given an opportunity to consult with an attorney of his choice regarding this Agreement.

[Signature page follows]

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It is so agreed as of the date first written above:

SHAREHOLDER:

By:_________________________________

Name:

NATIONAL HOLDING CORPORATION

By:_________________________________

Name:

Title:

[Signature Page to Shareholder Non-Competition Agreement]

EXHIBIT F

CONFIDENTIALITY
AND NON-SOLICITATION AGREEMENT

This CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT dated as of [●], 20__ (this “Agreement”) is entered into by and between [●] (the “Employee”) and National Holdings Corporation, a Delaware corporation (the “Company”).

WHEREAS, Employee acknowledges and agrees that the Company has a legitimate business interest in seeking to protect the assets of the Company;

WHEREAS, Employee acknowledges that, through his or her employment by the Company, he or she has been and will continue to be uniquely privy to confidential and proprietary information, processes and expertise that are used by the Company in rendering services to its clients and that the confidentiality of such confidential and proprietary information, processes and expertise has significant value to the Company and its current and future success;

WHEREAS, the Company requires that Employee enter into this Agreement as a condition to Employee’s continued employment by the Company and Employee’s access to the confidential and proprietary information, trade secrets, processes, and expertise used by the Company in rendering services to its clients.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Definitions. When used herein, the following capitalized terms shall have the following meanings:

“Client” shall mean any client of the Company that has paid any fees to the Company at any time during the four-year period preceding the termination or end of the Employee’s employment with the Company, and includes any such client’s successors and assigns, any related party owned 50% or more by such client, and any Person over which the client otherwise has power, directly or indirectly, to significantly influence or direct their actions or policies.

“Company” has the meaning set forth in the recitals.

“Competing Services” shall mean any services conducted in the Restricted Territory that are the same as or similar to the services conducted, offered, or provided by the Company within the four-year period preceding, and continuing to be conducted on, the termination or end of Employee’s employment with the Company. Without in any way limiting the breadth or generality of this definition, the parties agree that a Competing Service shall include, without limitation, investment and/or wealth management advisory services, accounting services, financial planning and family office services to the extent conducted, offered, or provided by the Company within the four-year period preceding, and continuing to be conducted on, the termination or end of Employee’s employment with the Company.

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“Confidential Information” shall mean any proprietary information, technical data, Trade Secrets or know-how, including, but not limited to, research, product plans, products, services, client lists, any information (personal or otherwise) regarding the Clients or Prospects (including the Client’s and/or Prospect’s name, address, phone number, email address, account title, account number(s) and account statement(s), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, marketing, finances or other business information disclosed to Employee by the Company either directly or indirectly in writing, orally or by drawings, observation or otherwise, or of which the Employee became aware of as a consequence of the Employee’s relationship with the Company. The Company’s failure to mark any Confidential Information as confidential, proprietary or otherwise shall not affect its status as Confidential Information.

“Contact” shall mean a meeting or conversation, in person, in writing, or via telephone or any other means of electronic communication, including, without limitation, via e-mail, with a Person the purpose of which is to solicit such person to become a client of the Company and during which the Company’s services, expertise and/or capabilities are discussed or any oral or written communication with a Person who is a Client of the Company regarding the Person’s account with the Company or the Company’s services, expertise and/or capabilities.

“Employee” shall have the meaning set forth in the preamble to this Agreement.

“Person” shall mean an individual, a corporation, a company, a limited liability company, a juridical entity, a voluntary association, a partnership, a joint venture, a trust, an estate, an unincorporated organization, a statutory body, or a government or state or any agency, instrumentality, authority or political subdivision thereof.

“Prospect” shall mean a potential client of the Company with whom one or more employees of the Company shall have had Contact during the 36-month period preceding the termination or end of Employee’s employment with the Company, or about whom the Employee obtained confidential information in the ordinary course of business as a result of Employee’s association with the Company.

“Non-Solicitation Restricted Period” means the period during the term of Employee’s employment with the Company and for a period of three (3) years after termination of such employment (for any reason).

“Restricted Territory” shall mean the State of Texas.

“Trade Secret” shall mean information, whether or not reduced to writing, having to do with the business of the Company, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential clients, advertisers or suppliers which is not commonly known by or available to the public and which information: (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, Trade Secret means any item of confidential information that constitutes a “trade secret(s)” under applicable common law or statutory law.

“Work Product” shall have the meaning set forth in Section 3 of this Agreement.

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2.     Nondisclosure Obligations. (a) Employee will not at any time, whether during or after the Non-Solicitation Restricted Period, for any reason whatsoever (other than to promote and advance the business of the Company), use or disclose to any person or entity any Trade Secret of the Company (in any form or media whatsoever), except as may be required in the ordinary course of performing Employee’s duties promoting the business of the Company. Further, Employee will not at any time, for any reason whatsoever (other than to promote and advance the business of the Company), use or disclose to any Person any of the Confidential Information, except such disclosures as may be required in the ordinary course of performing Employee’s duties promoting the business interests of the Company. This restriction shall not apply to: (i) Confidential Information that is in the public domain through no breach of this Agreement by Employee, (ii) Confidential Information approved for release by written authorization of the Company, and (iii) Confidential Information that may be required by law or an order of any court, agency or proceeding to be disclosed (but only for the purposes of and to the minimum extent required by such compelled disclosure, and provided that Employee promptly notifies the Company of such requirement and provides the Company all reasonable assistance and cooperation in seeking to oppose such requirement or obtain protective treatment). Employee shall keep secret all matters of such nature entrusted to him or her and shall not use or disclose any such Confidential Information for the benefit of any third party in any manner, directly or indirectly.

(b)   Upon the termination of Employee’s employment with the Company for any reason, Employee shall immediately return to the Company, without retaining copies, all property owned by the Company (such as all manuals, business plans, manuscripts, reports, letters, notes, notebooks, drawings, diagrams, prints, models, data storage devices and all other materials belonging to the Company or its clients) and all documents and materials of any nature containing any Trade Secrets and Confidential Information. Employee shall also return any and all Company property (including Trade Secrets and Confidential Information) at any time upon the request of the Company. In addition, any Trade Secret, Confidential Information or other Company information which is accessible by Employee and is in electronic format or cannot be otherwise returned to the Company shall be destroyed by Employee upon the termination or end of Employee’s employment with the Company (for any reason or no reason at all). Notwithstanding the return or destruction of such Trade Secrets and Confidential Information, Employee shall continue to be bound by the restrictions set forth in this Section 2 after the termination of Employee’s employment.

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3.     Work Product. Employee agrees that Employee will disclose promptly and fully to the Company all works of authorship, discoveries, improvements, processes, software or any improvements, enhancements, or documentation of or to the same, to the extent that Employee develops, makes, works on or conceives of the same, individually or jointly with others, during normal business hours of employment with the Company or with the use of material Company assets (collectively the “Work Product”). Employee further agrees that any and all such Work Product is a “work made for hire” for the Company within the definition of Section 101 of Title 17 of the United States Code, or any successor provision, and any corresponding state law provisions. Employee hereby assigns and shall in the future assign to the Company or the Company’s assignees all of its rights, title to and interest in any and all such Work Product. Both during the term of this Agreement and for a period of three (3) years thereafter, Employee shall execute any and all documents and assist in every reasonable way to maintain the rights of Company and Company’s assignee, if any, to and in the Work Product including assistance in obtaining letters, patents, copyrights, trademarks or any other applicable formal means of recognition of exclusive rights.

4.     Non-Solicitation. Employee understands and agrees that Company has a national reputation and a national client base and prospective client base, that the Company is engaged in a highly competitive business and that the preservation of its Confidential Information and Trade Secrets is critical to the Company’s continued business success; that the Company’s relationships with its Clients and Prospects are extremely valuable; that Employee has, had, or may have contact with those Clients and Prospects and is being compensated to maintain, strengthen, and develop relationships with Clients and Prospects on behalf of and for the benefit of the Company; and that Employee’s services to Company are special, unique, and extraordinary. Employee acknowledges that the restrictions set forth in this Section 4 are necessary to protect the Company’s legitimate business interests, including, but not limited to, the Company’s Confidential Information and Trade Secrets, the relationships with Clients and Prospects, the goodwill associated with the continuing business of the Company, and other tangible and intangible assets of the Company. Employee understands that any action taken in violation of this Agreement would immediately and irreparably harm the value of the goodwill, customer relationships, and other tangible and intangible assets owned by the Company. Employee, therefore, understands, agrees and represents that:

(a)     During the Non-Solicitation Restricted Period, Employee shall not directly or indirectly either for himself or herself or for any other Person, (i) hire, attempt to hire or otherwise solicit or attempt to solicit for employment, or service as a consultant, any then-current employee of the Company, or (ii) otherwise encourage any employee of the Company to terminate his or her relationship with the Company and enter into any such relationship with Employee or such other person or commercial enterprise.

(b)     During the Non-Solicitation Restricted Period, so long as Company has not terminated Employee’s employment with Company without cause within 12 months following the date of this Agreement, Employee shall not directly or indirectly either for himself or herself or for any other Person or commercial enterprise (i) solicit or attempt to solicit business from any Clients or Prospects for purposes of providing Competing Services so long as Company continues to engage in such Competing Services, or (ii) solicit, entice or otherwise encourage any Client to terminate its relationship with the Company or otherwise reduce or diminish such Client’s relationship with the Company. For purposes of this Agreement, “cause” shall mean with respect to Employee one or more of the following: (A) the commission of a felony or other crime involving moral turpitude, (B) the commission of any other act or omission involving disloyalty, fraud or material dishonesty with respect to the Company, or any of its Clients, (C) reporting to work under the influence of alcohol or illegal drugs, or the use of illegal drugs or other repeated conduct, in each case in a manner or place that causes the Company substantial public disgrace or disrepute or substantial economic harm or (D) substantial and repeated failure to perform duties as reasonably directed by the Company that is not cured within 30 days of Employee’s receipt of written notice thereof.

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(c)     The provisions contained in this Section 4 shall survive the termination of the Employee’s employment.

5.     Non-Disparagement. The parties hereto agree that neither party shall at any time, directly or indirectly, whether during or after the Employee’s employment with the Company, for any reason whatsoever, except in connection with a legal action arising between the parties or pursuant to this Agreement, disparage or encourage or induce any other Person to disparage the other party or, if the Company, its affiliates or any of its or their past and present employees, directors, partners, managers, members, products or services. For purposes of this Agreement, the term “disparage” includes, without limitation, comments or statements to the press, to the Company’s employees or to any Person with whom the other party has a business relationship (including, without limitation, any vendor, supplier, customer or referral source of the Company) that would adversely affect in any manner: (i) the conduct of any business of the Company or the Employee or (ii) the reputation of the Company or the Employee.

6.     Remedies; Representations.

(a)     Employee’s obligations and the restrictions and remedies set forth in this Agreement are independent agreements and the existence of any claim or claims by Employee against the Company will not excuse the breach of any of Employee’s obligations or affect the restrictions and remedies set forth under this Agreement. Each right and remedy in this Agreement is in addition to any other right or remedy, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy. Employee understands and agrees that any breach of this Agreement by Employee will cause irreparable damage to the Company for which money damages will be an inadequate remedy. The Company shall have, in addition to any and all remedies of law or equity, the right to an injunction or other equitable relief from a court of competent jurisdiction, to prevent any violation of Employee’s obligations hereunder. In the event that Employee breaches any of the provisions of Paragraph 4 of this Agreement and the Non-Solicitation Restricted Period shall be extended for the amount of time that Employee is in breach.

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(b)     Employee acknowledges that he is sophisticated in business and that the restrictions and remedies set forth in this Agreement do not create an undue hardship on him or any other person and will not prevent Employee from earning a livelihood. Employee further acknowledges that he has had a sufficient period of time within which to review this Agreement with an attorney of his choice and he has done so to the extent he desired. Employee’s obligations under this Agreement shall remain in full force and effect notwithstanding the sale of such Employee’s direct or indirect equity interest in the Company through such time period as set forth herein. Employee and the Company further agree that the restrictions and remedies contained in this Agreement are reasonable and necessary to protect the Company’s legitimate business interests and the Company’s equity interests, and agree that Employee and the Company intend that such restrictions and remedies shall be enforceable to the fullest extent permissible by law. Such legitimate business interests include, without limitation, (i) Confidential Information and Trade Secrets, (ii) relationships with existing Clients of the Company and Prospects, (iii) goodwill associated with the continuing business of the Company, and (iv) other tangible and intangible assets of the Company. Employee represents and agrees that the geographic scope of the restrictive covenants are necessary and reasonable given Employee’s reputation and client relationships in the Restricted Territory and in light of the fact that the scope of the Company’s business covers the Restricted Territory. Employee expressly agrees not to contest the geographic scope of such provisions. Employee further represents and agrees that the time periods of the restrictive covenants set forth in this Agreement are reasonable given the value of the Company’s Confidential Information and Trade Secrets, relationships with existing Clients of the Company and Prospects, goodwill associated with the continuing business of the Company, and other tangible and intangible assets underlying the transactions contemplated by the Transaction Documents and that these time periods are material terms of the transaction. Employee thus represents and agrees not to claim that these time periods are an unreasonable restriction in light of the foregoing. If one or more of the provisions of this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject matter so as to be unenforceable at law, such provision(s) shall be construed and reformed by the appropriate judicial body by limiting and reducing it (or them), so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

7.     Absence of Conflicting Agreements. Employee understands that the Company does not desire to acquire from him or her any trade secrets, know-how or confidential business information that he or she may have acquired from others. Employee represents and warrants that he or she is not and will not become bound by any agreement, commitment, arrangement or court order, or any other existing or previous business relationship which violates, conflicts with or prevents the full performance of Employee’s duties and obligations to the Company during the Non-Solicitation Restricted Period. Employee represents and warrants that he or she does not and will not have any obligations to assign to any former employer, or to any other person or entity not affiliated with the Company, any intellectual property covered by Section 3 of this Agreement.

Further, Employee acknowledges that the Company may, at any time while any of the non-disclosure or restrictive covenant provisions contained in this Agreement are in force, provide notice of the existence of this Agreement to any third party with whom or which Employee proposes to become, or becomes, employed or otherwise associated, without any liability to the Company for providing such notice.

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8.     No Contract. Nothing in this Agreement creates or is intended to create a fixed term of employment or a guarantee of employment in any capacity, express or implied, or to otherwise alter the at will nature of Employee’s employment by the Company.

9.     Governing Law. For all purposes, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without regard to Texas’ choice of law rules.

10.     Waiver of Jury Trial; Submission to Jurisdiction. (a) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT HE OR SHE AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(b) The Company shall bring any action or proceeding to enforce, or arising out of, this Agreement in a state court within Texas or in the United States District Court for the Northern District of Texas. If the Company commences such an action in a state court within Texas or in the United States District Court for the Northern District of Texas, Employee hereby agrees that it shall submit to the personal jurisdiction of such court and shall not attempt to have such action dismissed, or abated or transferred on the ground of forum non conveniens, and in furtherance of such agreement, Employee hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over him or her in any such action or proceeding may be obtained within or without the jurisdiction of any court located in Texas and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon Employee by registered mail to or by personal service at the last known address of Employee. Any action or proceeding brought by Employee arising out of this Agreement shall be brought solely in a court of competent jurisdiction located in Texas or in the United States District Court for the Northern District of Texas.

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11.     Notices. Any notice required or permitted to be given in accordance with this Agreement shall be in writing and shall be (i) personally delivered, or (ii) (A) transmitted by overnight courier or transmitted by postage prepaid registered or certified mail, return receipt requested, and (B) transmitted by facsimile to the parties, as follows (as elected by the party giving such notice):

If to the Company:	National Holdings Corporation 410 Park Avenue New York, New York 10022 Attention: Telephone: Facsimile:
If to Employee:	[●]

Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (i) the date of delivery if delivered personally, or (ii) the first to occur of (A) the date of receipt if transmitted by mail, (B) the date that is one business day following deposit with a nationally recognized overnight courier if sent by nationally recognized overnight courier, or (C) the date of receipt by the person giving such notice of confirmation of good transmission if transmitted by facsimile. Any party may change its address for purposes hereof by notice to the other party. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

12.     Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes, and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

13.     Assignment; Successors And Assigns. This Agreement expressly authorizes the enforcement of all restrictive covenants by an assignee or successor of the Company.

14.     Headings. The headings used herein are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.

15.     Waivers; Modification. The failure of either party at any time to require strict performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provisions. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of both parties to this Agreement (which consent shall recite the specific provision affected), and not by any course of dealing, oral understandings, detrimental reliance or any act or failure to act on the part of any party or parties.

16.     Counterparts. This Agreement may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally executed the same document, and all counterparts shall be construed together and shall constitute the same instrument.

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT, HAS CONSULTED WITH AN ATTORNEY OF HIS OR HER CHOOSING TO THE EXTENT EMPLOYEE DESIRES LEGAL ADVICE REGARDING THIS AGREEMENT, AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties have duly executed this Confidentiality and Non-Solicitation Agreement as of the date first written above.

____________________________

[●]

NATIONAL HOLDINGS CORPORATION

By:____________________________

  Name:

  Title: